Exhibit 10.1

Foxtel Management Pty Limited
Each MLAB named in Schedule 2
Each Mandated Lead Arranger and Bookrunner, Mandated Lead Arranger, Lead Arranger, Arranger and Initial Financier named in Schedule 2
Commonwealth Bank of Australia as Facility Agent

Syndicated Facility Agreement

The Allens contact for this document is Alan Maxton
Allens Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Australia T +61 2 9230 4000 F +61 2 9230 5333 www.allens.com.au © Allens Australia 2023

Syndicated Facility Agreement
Contents

1 Definitions and interpretation	1
1.1 Definitions	1
1.2 Incorporated definitions	12
1.3 Common Terms Deed Poll	12
1.4 Inconsistency	13
1.5 Currency symbols and definitions	13
1.6 Construction - fallbacks	13
2 Conditions precedent	13
2.1 Initial conditions precedent	13
2.2 Conditions precedent to all Funding Portions	13
2.3 Conditions subsequent	14
3 Purpose	14
3.1 Tranche 1	14
3.2 Tranche 2 and Tranche 3	15
4 Commitments	15
4.1 Commitment	15
4.2 Allocation among Financiers	15
4.3 Obligations several	15
4.4 Joint activities	16
4.5 Completion of Primary Syndication	16
5 Funding and rate setting procedures	16
5.1 Delivery of a Funding Notice	16
5.2 Requirements for a Funding Notice	16
5.3 Irrevocability of Funding Notice	17
5.4 Number of Funding Portions	17
5.5 Amount of Funding Portions	17
5.6 Selection of Interest Periods	17
5.7 Consolidation of Funding Portions	18
5.8 Determination of Funding Rate	18
5.9 Notifications – Compounded Rate Loans	19
6 Cancellation of Commitment and Prepayments	19

DVAS 805415240v11 205151388 10.8.2023	page i

Syndicated Facility Agreement

6.1 Cancellation of Commitments during the Availability Period	19
6.2 Automatic Cancellation	20
6.3 Voluntary Prepayment	20
6.4 Scheduled amortisation	20
6.5 General provisions regarding prepayment and cancellation	21
7 Interest and Margin	22
7.1 Interest rate	22
7.2 Basis of Calculation of Interest	22
7.3 Calculation of interest – Compounded Rate Loans	22
7.4 Payment of Interest	23
7.5 Margin	23
7.6 Non-Business Days	23
8 Repayment	23
9 Market Disruption	24
9.1 Unavailability of Term SOFR	24
9.2 Interest calculation if no RFR or Central Bank Rate	24
9.3 Market disruption	25
9.4 Alternative basis of interest or funding	25
9.5 Agent's role and confidentiality	25
10 Anti Money Laundering	26
11 Payments	27
11.1 No additional payment	27
11.2 FATCA	27
12 Fees	28
12.1 Commitment fee – Tranche 1	28
12.2 Commitment fee – Tranche 2 and Tranche 3	29
12.3 Arranging fee	29
12.4 Participation fee	29
12.5 Agent's fees	29
13 Interest on Overdue Amounts	29
13.1 Accrual	29
13.2 Payment	30

DVAS 805415240v11 205151388 10.8.2023	page ii

Syndicated Facility Agreement

14 Break Costs	30
15 Assignments	30
15.1 Assignment by Borrowers	30
15.2 Assignment by Financiers	30
15.3 Securitisation and security over Financiers' rights	31
15.4 Substitution certificates	31
15.5 Change of Lending Office	32
15.6 No increased costs	32
15.7 New Borrower	32
16 Relations between Facility Agent and Financiers	32
16.1 Appointment of Facility Agent	32
16.2 Facility Agent's capacity	32
16.3 Facility Agent's obligations	33
16.4 Facility Agent's powers	33
16.5 Instructions to Facility Agent	33
16.6 Assumptions as to authority	34
16.7 Facility Agent's liability	34
16.8 Delegation	35
16.9 Distribution by Facility Agent	35
16.10 Facility Agent entitled to rely	35
16.11 Provision of information	35
16.12 Indemnity by Financiers	36
16.13 Independent appraisal by Financiers	36
16.14 Resignation and removal of Facility Agent	36
16.15 Institution of actions by Financiers	37
16.16 Identity of Financiers	38
16.17 Address for notices to the Facility Agent	38
16.18 Disenfranchisement for certain Debt Purchase Transactions	38
17 Facility Agent Dealings	39
18 Control Accounts	39
19 Proportionate Sharing	39
19.1 Sharing	39

DVAS 805415240v11 205151388 10.8.2023	page iii

Syndicated Facility Agreement

19.2 Arrangements with unrelated parties	40
19.3 Unanticipated default	40
20 Public Offer	41
20.1 MLABs' representations, warranties and undertakings	41
20.2 Initial Borrower's confirmation	41
20.3 Financiers' representations and warranties	41
20.4 Information	42
20.5 Co-operation if Section 128F requirements not satisfied	42
21 Contractual Recognition of Bail-In	42
22 Recognition of Hong Kong Stay Powers	43
23 Privacy	44
24 Governing Law and Jurisdiction	44
25 Counterparts	44
26 Changes in respect of Published Rates	44
Schedule 1	48
Initial Borrower	48
Schedule 2	49
Part 1 – Mandated Lead Arranger and Bookrunners ("MLABs")	49
Part 2 – MLABs, Mandated Lead Arrangers, Lead Arrangers, Arrangers and Initial Financiers and Commitments	50
Schedule 3	53
Initial conditions precedent	53
Schedule 4 Reference Rate Terms	55
US dollars – Term Rate Loans	53
US dollars - Compounded Rate Loans	58
Schedule 5 Daily Non-Cumulative Compounded RFR Rate	61
Schedule 6 Cumulative Compounded RFR Rate	63
Annexure A	91
Borrower Assumption Letter	91
Annexure B	92
Funding Notice	92
Annexure C	94

DVAS 805415240v11 205151388 10.8.2023	page iv

Syndicated Facility Agreement

Selection Notice applicable to Tranche 2 and Tranche 3	94
Annexure D	95
Verification Certificate	95
Annexure E	97
Substitution Certificate	97

DVAS 805415240v11 205151388 10.8.2023	page v

Syndicated Facility Agreement

This Agreement is made on 14 August 2023
Parties
1	The person named in Schedule 1 (the Initial Borrower);
2	Each bank or financial institution named in Part 1 of Schedule 2 (each an MLAB);
3	Each bank or financial institution named in Part 2 of Schedule 2 (each an Initial Financier); and
4	Commonwealth Bank of Australia (ABN 48 123 123 124) of Level 21, 201 Sussex Street, Darling Park Tower, Sydney, NSW, 2000 (the Facility Agent).
Recitals
The Initial Borrower has requested the Financiers to provide a facility under which cash advances of up to a maximum of A$1,128,500,000 and US$48,700,000 may be made available to the Borrowers.
It is agreed as follows.
1    Definitions and interpretation
1.1    Definitions
In this Agreement:
Additional Business Day means any day specified as such in the applicable Reference Rate Terms.
Amendment Deed (Subordination Deed Poll) means the 'Deed of Amendment (Subordination Deed Poll)' dated on or about the date of this Agreement between, among others, Foxtel, NXEA and News Pty Ltd.
Associate has the meaning given to it in Section 128F(9) of the Tax Act.
Australian Withholding Tax means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).
Availability Period means:
(a)    in relation to Tranche 1, the period commencing on the date of Financial Close and ending on the earlier of:
(i)    one month prior to the Maturity Date for Tranche 1; or
(ii)    the date on which the Commitment for Tranche 1 is cancelled in full; and

DVAS 805415240v11 205151388 10.8.2023	page 1

Syndicated Facility Agreement
(b)    in relation to Tranche 2 and Tranche 3, the period commencing on the date of Financial Close and ending on the date which is three months after Financial Close.
Base Rate means:
(a)    in relation to a Funding Portion in A$, the BBSY Rate, provided that the Base Rate for any Funding Portion with an Interest Period of 3 months or less will be the BBSY Rate for an Interest Period of 3 months; and
(b)    in relation to a Funding Portion in US$, the Reference Rate.
BBSY Rate for a period and a Funding Portion in A$, means the higher of zero and the following rate determined at or about 11.00am (Sydney time) on the first day of that period (or if different the time specified by the Facility Agent as the time at which this rate is normally published) and for a period equivalent (in the opinion of the Facility Agent, without the need for instructions) to the Interest Period:
(a)    the Screen Rate; or
(b)    if no Screen Rate is available for that period and the Interest Period is longer than the minimum period for which a Screen Rate is available, the Interpolated Screen Rate for that period or where the Interest Period is less than the shortest period published for the Screen Rate, the Screen Rate for the shortest period published for the Screen Rate; or
(c)    if:
(i)    no Screen Rate is available for that period and it is not possible to calculate an Interpolated Screen Rate or other rate under paragraph (b) above for that period; or
(ii)    the basis on which the Screen Rate is displayed is changed and the Majority Financiers instruct the Facility Agent (after consultation by the Facility Agent with Foxtel) that in their opinion it ceases to reflect the Financiers' cost of funding to the same extent as at the date of this Agreement, then the Base Rate will be the rate determined by the Facility Agent to be the arithmetic mean of the buying rates quoted to the Facility Agent by three Reference Banks at or about 11.00am (Sydney time) on the first day of that period provided that, and subject to clause 9, if a Reference Bank does not supply a quotation by the time specified, the applicable Base Rate shall be determined on the basis of the quotations of the remaining Reference Banks. The buying rates must be for bills of exchange accepted by leading Australian banks and which have a term closest to the period.
Rates will be expressed as a yield percent per annum to maturity, and if necessary will be rounded to the nearest fourth decimal place.
Borrower means the Initial Borrower or a New Borrower.
Borrower Assumption Letter means a letter substantially in the form of Annexure A.
Break Costs in relation to a Compounded Rate Loan, means any amount specified as such in the applicable Reference Rate Terms and otherwise means, in relation to a Financier, the amount

DVAS 805415240v11 205151388 10.8.2023	page 2

Syndicated Facility Agreement
(exclusive of the Margin component) determined by that Financier as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for, or allocated by the Financier to fund or maintain its commitments under the Finance Documents or the termination or repricing of any interest rate or currency swap or other hedging arrangement (including an internal arrangement) entered into by the Financier in connection with the liquidation or re-employment of those deposits or other funds.
Business Day has the meaning given to that term in the Common Terms Deed Poll and in relation to:
(a)    the fixing of an interest rate in relation to a Term Rate Loan;
(b)    any date for payment or purchase of an amount relating to a Term Rate Loan or a Compounded Rate Loan; or
(c)    the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Funding Portion or Unpaid Sum.
Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms.
Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms.
Code means the US Internal Revenue Code of 1986.
Commitment means, in relation to a Financier, its:
(a)    Tranche 1 Commitment;
(b)    Tranche 2 Commitment; and
(c)    Tranche 3 Commitment,
as applicable.
Common Terms Deed Poll means the common terms deed poll dated 10 April 2012 (as amended from time to time) given by Foxtel Management Pty Limited, the parties listed in Schedule 1 to that document and others in favour of the Finance Parties (as defined therein).
Compounded Rate Interest Payment means the aggregate amount of interest that:
(a)    is, or is scheduled to become, payable under any Finance Document; and
(b)    relates to a Compounded Rate Loan.
Compounded Rate Loan means any Funding Portion in US$ or, if applicable, Unpaid Sum in US$, which is not a Term Rate Loan.
Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:
(a)    the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

DVAS 805415240v11 205151388 10.8.2023	page 3

Syndicated Facility Agreement
(b)    the Credit Adjustment Spread.
Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:
(a)    is agreed in writing by the Initial Borrower, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of all Financiers);
(b)    specifies a calculation methodology for that rate; and
(c)    has been made available to the Initial Borrower and each Finance Party.
Credit Adjustment Spread means, in relation to any Funding Portion in US$, the applicable rate which is either:
(a)    specified as such in the applicable Reference Rate Terms; or
(b)    if not specified in the applicable Reference Rate Terms, determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in consultation with Foxtel.
Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees with the Initial Borrower and the Facility Agent to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 6 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.
Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees with the Initial Borrower and the Facility Agent to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.
Daily Rate means the rate specified as such in the applicable Reference Rate Terms.
Deed of Amendment (CTDP) means the Deed of Amendment (Common Terms Deed Poll) dated on or about the date of this Agreement between Foxtel and others.
Effective Date has the meaning given to that term in the Deed of Amendment (CTDP).
Facility means the facility made available to the Borrowers under this Agreement comprising Tranche 1, Tranche 2 and Tranche 3.
FATCA means:
(a)    sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations;
(b)    any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

DVAS 805415240v11 205151388 10.8.2023	page 4

Syndicated Facility Agreement
(c)    any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date means:
(a)    in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)    in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a party that is entitled to receive payments free from any FATCA Deduction.
Finance Document means:
(a)    this Agreement;
(b)    any Swap Agreement to which a Financier is a counterparty;
(c)    the Common Terms Deed Poll;
(d)    any Guarantee Assumption Deed Poll;
(e)    any Borrower Assumption Letter;
(f)    any Compounding Methodology Supplement;
(g)    any Reference Rate Supplement;
(h)    any Substitution Certificate;
(i)    any Subordination Deed;
(j)    each fee letter between one or more Finance Parties and any Transaction Party;
(k)    any document under which a Transaction Facility is provided; or
(l)    any other document or agreement agreed in writing to be a Finance Document for the purposes of this Agreement by Foxtel and the Facility Agent, or any document or agreement entered into or given under or in connection with, or for the purpose of amending or novating, any of the above.
Finance Party means:
(a)    any MLAB;
(b)    the Facility Agent; or
(c)    any Financier.

DVAS 805415240v11 205151388 10.8.2023	page 5

Syndicated Facility Agreement
Financial Close means the date on which the Facility Agent has issued a notice specifying that all conditions precedent referred to in clause 2.1 (Initial conditions precedent) have been satisfied or waived and the first Funding Portion has been provided.
Financier means:
(a)    any Initial Financier; or
(b)    any Substitute Financier,
unless they have ceased to be a Financier in accordance with this Agreement.
Funding Date means the date on which a Funding Portion is provided or redrawn, or is to be provided or redrawn, to or by a Borrower under this Agreement.
Funding Notice means a notice in the form of Annexure B.
Funding Portion means each portion of the Commitments provided under this Agreement which is made available under the same Tranche, has the same Funding Date and Interest Period.
Funding Rate means, in respect of an Interest Period, the aggregate of:
(a)    the Base Rate for that Interest Period;
(b)    the Margin; and
(c)    the Credit Adjustment Spread.
Historic Term SOFR means, in relation to any Funding Portion in US$, the most recent Term SOFR for a period equal in length to the Interest Period of that Funding Portion and which is as of a US Government Securities Business Day which is no more than three US Government Securities Business Days before the Quotation Day.
Interest Payment Date means the last day of each Interest Period.
Interest Period means a period determined under clause 5.6.
Interpolated Historic Term SOFR means, in relation to any Funding Portion in US$, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Funding Portion; and
(b)    the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Funding Portion.
Interpolated Screen Rate means in relation to a Funding Portion in A$, the rate which results from interpolating on a linear basis between:
(a)    the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and

DVAS 805415240v11 205151388 10.8.2023	page 6

Syndicated Facility Agreement
(b)    the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period.
Interpolated Term SOFR means, in relation to any Funding Portion in US$, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    Term SOFR (as of the Quotation Time)) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Funding Portion; and
(b)    Term SOFR (as of the Quotation Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Funding Portion.
Invitation Letter means an Invitation Letter issued by an MLAB on behalf of the Initial Borrower to an Initial Financier.
Lending Office means, in respect of a Financier, the office of that Financier set out with its name in Schedule 2, or any other office notified by the Financier under this Agreement.
Lookback Period means the number of days specified as such in the applicable Reference Rate Terms.
Majority Financiers means Financiers whose Commitments aggregate at least 66.67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66.67% of the Total Commitments immediately prior to the reduction). Where a Financier's Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Funding Portions, then for this purpose its Commitment will be taken to be the aggregate amount of its participation.
Mandate Letter means the Mandate Letter dated 29 June 2023 between Foxtel and the MLABs.
Margin means at any time the rate calculated in accordance with clause 7.5.
Market Disruption Event means:
(a)    for a Funding Portion in A$:
(i)    at or about noon on the first day of the Interest Period, the Screen Rate is not available and none or only one of the Reference Banks provides a rate to the Facility Agent to determine the Base Rate for the relevant Interest Period (in which case each Financier participating in the relevant Funding Portion will be an Affected Financier); or
(ii)    before 5.00 pm (Sydney time) on the Business Day after the first day of the relevant Interest Period, the Facility Agent receives notifications in good faith from Financiers whose participation in the relevant drawdown is, or will be, equal to or greater than 33% of the principal amount under the drawdown, that as a result of market circumstances not limited to it, the cost of obtaining matching deposits in the Australian bank bill market to those Financiers would be in excess of the Base Rate or it is unable to obtain matching deposits in the Australian bank bill market (in which case an Affected Financier will be a Financier which gives such a notice); and

DVAS 805415240v11 205151388 10.8.2023	page 7

Syndicated Facility Agreement
(b)    for a Funding Portion in US$, before 5.00 pm (Sydney time) on the Business Day after the Quotation Day, the Facility Agent receives notifications in good faith from Financiers whose participation in the relevant drawdown is, or will be, equal to or greater than 33% of the principal amount under the drawdown, that as a result of market circumstances not limited to it, the cost of funding would be in excess of the Base Rate (in which case an Affected Financier will be a Financier which gives such a notice).
Market Disruption Rate means the rate (if any) specified as such in the applicable Reference Rate Terms.
Maturity Date means:
(a)    in relation to Tranche 1, 1 August 2026;
(b)    in relation to Tranche 2, 1 August 2027; and
(c)    in relation to Tranche 3, 1 August 2027.
Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.
New Borrower means any Guarantor incorporated in Australia which accedes to this Agreement as a Borrower in accordance with clause 15.7.
Offshore Associate means an Associate:
(a)    which is a non-resident of Australia and is not or does not become a Financier or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or
(b)    which is a resident of Australia and which is or becomes a Financier or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and
which, in either case:
(c)    in respect of becoming a Financier, is not or does not become a Financier in the capacity of a dealer, manager or underwriter in relation to the invitation, or a clearing house, custodian, funds manager or responsible entity of a registered scheme; and
(d)    in respect of receiving a payment, does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.
Overnight SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

DVAS 805415240v11 205151388 10.8.2023	page 8

Syndicated Facility Agreement
Primary Syndication Period means the period from the date of this Agreement to the date that Successful Syndication (as defined in the Mandate Letter) occurs.
Principal Outstanding means, in relation to a Tranche or the Facility at any time, the aggregate principal amount of all outstanding Funding Portions under that Tranche or the Facility (as the case may be) at that time.
Privacy Statement means each privacy statement of a Financier provided to Foxtel on or prior to the date of this Agreement (as varied from time to time and provided to Foxtel).
Pro Rata Share of a Financier, in respect of a Funding Portion, means the proportion of that Financier's participation in that Funding Portion to the amount of that Funding Portion. That proportion will be determined under clause 4.2.
Quotation Day means the day specified as such in the applicable Reference Rate Terms.
Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms.
Quoted Tenor means any period for which Term SOFR is customarily displayed on the relevant page or screen of an information service.
Reference Bank means:
(a)    Commonwealth Bank of Australia;
(b)    Westpac Banking Corporation;
(c)    Australia and New Zealand Banking Group Limited; or
(d)    National Australia Bank Limited,
or such other person as the Facility Agent and Foxtel may agree.
Reference Rate means, in relation to any Funding Portion in US$:
(a)    Term SOFR as of the Quotation Time and for a period equal in length to the Interest Period of that Funding Portion; or
(b)    as otherwise determined pursuant to clause 9.1 (Unavailability of Term SOFR), and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.
Reference Rate Supplement means, in relation to US$, a document which:
(a)    is agreed in writing by the Initial Borrower, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of all Financiers);
(b)    specifies for US$ the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and
(c)    has been made available to the Initial Borrower and each Finance Party.
Reference Rate Terms means, in relation to:
(a)    US$;

DVAS 805415240v11 205151388 10.8.2023	page 9

Syndicated Facility Agreement
(b)    any Funding Portion or an Unpaid Sum in US$;
(c)    an Interest Period for that Funding Portion or Unpaid Sum (or other period for the accrual of commission or fees in US$); or
(d)    any term of this Agreement relating to the determination of a rate of interest in relation to such a Funding Portion or Unpaid Sum, the terms set out for that currency, and (where such terms are set out for different categories of Funding Portion, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Funding Portion, Unpaid Sum or accrual), in Schedule 4 (Reference Rate Terms) or in any Reference Rate Supplement.
Relevant Market means the market specified as such in the applicable Reference Rate Terms.
Retiring Financier means a Financier who has assigned or transferred any of its rights or obligations under clause 15 and who is a party to a Substitution Certificate.
RFR means the rate specified as such in the applicable Reference Rate Terms.
RFR Banking Day means any day specified as such in the applicable Reference Rate Terms.
Screen Rate means:
(a)    Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with Foxtel; and
(b)    if the rate described in sub-paragraph (a) above is not available, the sum of:
(i)    the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with Foxtel; and
(ii)    0.05% per annum,
for the purposes of determining the rate as at a time, any subsequent correction, recalculation or republication by the administrator after the time shall be included.
Selection Notice means a notice substantially in the form of Annexure C.
Substitute Financier means the person substituted by a Financier under clause 15.4.

DVAS 805415240v11 205151388 10.8.2023	page 10

Syndicated Facility Agreement
Substitution Certificate means a certificate substantially in the form of Annexure E.
Term Fallback Option means the arrangement for interest calculation referred to in clause 9.1(d)).
Term Rate Loan means any Funding Portion in US$ or, if applicable, Unpaid Sum in US$ to the extent that it is not, or has not become, a "Compounded Rate Loan" for its then current Interest Period pursuant to clause 9.1(d)(ii).
Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).
Total Commitments means the aggregate of the Commitments.
Total Tranche 2 Commitments means the aggregate of the Tranche 2 Commitments.
Total Tranche 3 Commitments means the aggregate of the Tranche 3 Commitments.
Total Undrawn Commitments means, in relation to a Tranche at any time, the aggregate of the Undrawn Commitments of all Financiers in relation to that Tranche at that time.
Tranche means:
(a)    Tranche 1;
(b)    Tranche 2; or
(c)    Tranche 3,
as applicable.
Tranche 1 means the 3 year A$ revolving cash advance facility provided to the Borrowers by the relevant Financiers in accordance with this Agreement.
Tranche 1 Commitment means, in relation to a Financier, the A$ amount specified opposite the relevant Financier's name as 'Tranche 1 Commitment' in Schedule 2 as reduced or cancelled under this Agreement.
Tranche 2 means the 4 year US$ amortising term cash advance facility provided to the Borrowers by the relevant Financiers in accordance with this Agreement.
Tranche 2 Commitment means, in relation to a Financier, the US$ amount specified opposite the relevant Financier's name as 'Tranche 2 Commitment' in Schedule 2 as reduced or cancelled under this Agreement.
Tranche 3 means the 4 year A$ amortising term cash advance facility provided to the Borrowers by the relevant Financiers in accordance with this Agreement.
Tranche 3 Commitment means, in relation to a Financier, the A$ amount specified opposite the relevant Financier's name as 'Tranche 3 Commitment' in Schedule 2 as reduced or cancelled under this Agreement.

DVAS 805415240v11 205151388 10.8.2023	page 11

Syndicated Facility Agreement
Transaction Facility means any facility provided by a Finance Party to any one or more of the Transaction Parties.
Undrawn Commitment means:
(a)    Undrawn Tranche 1 Commitment;
(b)    Undrawn Tranche 2 Commitment; and
(c)    Undrawn Tranche 3 Commitment,
as applicable.
Undrawn Tranche 1 Commitment means, in respect of a Financier at any time, the Tranche 1 Commitment of that Financier at that time less its Pro Rata Share of all Funding Portions outstanding under Tranche 1 at that time.
Undrawn Tranche 2 Commitment means, in respect of a Financier at any time, the Tranche 2 Commitment of that Financier at that time less its Pro Rata Share of all Funding Portions outstanding under Tranche 2 at that time.
Undrawn Tranche 3 Commitment means, in respect of a Financier at any time, the Tranche 3 Commitment of that Financier at that time less its Pro Rata Share of all Funding Portions outstanding under Tranche 3 at that time.
Unpaid Sum means any sum due and payable but unpaid by a Borrower under this Agreement.
US means the United States of America.
US Government Securities Business Day means any day other than:
(a)    a Saturday or a Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.
1.2    Incorporated definitions
Unless expressly defined in this Agreement, capitalised terms defined in the Common Terms Deed Poll have the same meaning in this Agreement.
1.3    Common Terms Deed Poll
(a)    This Agreement and the rights and obligations of the parties to it are subject to the terms and conditions of the Common Terms Deed Poll which are deemed to be incorporated in full into this Agreement as if expressly set out in this Agreement (with the necessary changes).
(b)    Each Finance Document is a Finance Document for the purposes of the Common Terms Deed Poll.

DVAS 805415240v11 205151388 10.8.2023	page 12

Syndicated Facility Agreement
1.4    Inconsistency
In the event of any conflict, ambiguity or inconsistency between this Agreement and the Common Terms Deed Poll or any other Finance Document, the terms of this Agreement will prevail to the extent of the inconsistency.
1.5    Currency symbols and definitions
"US$", "USD" and "US dollars" denote the lawful currency of the United States of America and "A$", "AUD" and "Australian dollars" denote the lawful currency of Australia.
1.6    Construction - fallbacks
(a)    A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(b)    Any Reference Rate Supplement relating to US$ overrides anything relating to that currency in:
(i)    Schedule 4 (Reference Rate Terms); or
(ii)    any earlier Reference Rate Supplement.
(c)    A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)    Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 6 (Cumulative Compounded RFR Rate), as the case may be; or
(ii)    any earlier Compounding Methodology Supplement.
2    Conditions precedent
2.1    Initial conditions precedent
The right of a Borrower to give the first Funding Notice and the obligations of each Financier under this Agreement are subject to the condition precedent that the Facility Agent receives all of the items described in Schedule 3 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Financiers (except in relation to the condition precedent in item 5 (KYC) of Schedule 3, in which case, acting on the instructions of all Financiers)). The Facility Agent shall notify the Borrowers and the Financiers promptly upon being so satisfied.
2.2    Conditions precedent to all Funding Portions
The right of a Borrower to give a Funding Notice and the obligations of each Financier to make available financial accommodation under this Agreement are subject to the further conditions precedent that as at the date of the relevant Funding Notice and relevant Funding Date:
(a)    representations and warranties: each representation and warranty given under a Finance Document (other than the representation and warranty in clause 4.1(m) (information disclosed) of the Common Terms Deed Poll) is true and correct in all

DVAS 805415240v11 205151388 10.8.2023	page 13

Syndicated Facility Agreement
material respects, and is not misleading in any material respect as though they had been made in respect of the facts and circumstances then subsisting; and
(b)    no Default: no Event of Default or, except in relation to a rollover of an existing drawing, Potential Event of Default, is continuing or will result from the Funding Portion being provided.
2.3    Conditions subsequent
The Borrowers must provide to the Facility Agent evidence that:
(a)    all amounts outstanding under the $250,000,000 Term Syndicated Facility Agreement dated 15 November 2019 between, among others, the Initial Borrower and Commonwealth Bank of Australia (as Facility Agent) have been repaid in full, and all commitments under that document cancelled, on or before 15 November 2023;
(b)    the Working Capital Facility Agreement dated 24 July 2019 between FS (Australia) I Pty Limited and the Foxtel Agent has been cancelled and the Working Capital Subordination Deed Poll dated 15 November 2019 between FS (Australia) I Pty Limited and the Foxtel Agent terminated, on or before 30 November 2023;
(c)    the remaining US$150,000,000 tranche under the USPP Note and Guarantee Agreement dated 25 July 2012 between, among others, the Initial Borrower, Sky Cable Pty Limited and Foxtel Media Pty Limited has been repaid in full on or before 15 November 2023; and
(d)    Century Programming Ventures Corp. has resigned as a Guarantor under the Common Terms Deed Poll, on or before the date that is 30 days after the date of this Agreement.
3    Purpose
3.1    Tranche 1
Each Borrower shall use the net proceeds of all accommodation provided under Tranche 1:
(a)    to repay any remaining amounts outstanding under the $610,000,000 Syndicated Facility Agreement dated 14 November 2019 between, among others, the Initial Borrower and Commonwealth Bank of Australia (as Facility Agent) after having first applied the net proceeds of accommodation provided under Tranche 2 and Tranche 3 for that purpose;
(b)    to repay any amounts outstanding under:
(i)    the $250,000,000 Term Syndicated Facility Agreement dated 15 November 2019 between, among others, the Initial Borrower and Commonwealth Bank of Australia (as Facility Agent); and
(ii)    the remaining US$150,000,000 tranche under the USPP Note and Guarantee Agreement dated 25 July 2012 between, among others, the Initial Borrower, Sky Cable Pty Limited and Foxtel Media Pty Limited; and
(c)    to:

DVAS 805415240v11 205151388 10.8.2023	page 14

Syndicated Facility Agreement
(i)    refinance other Finance Debt of the NXEA Group; and
(ii)    fund the general working capital and corporate requirements of the NXEA Group.
3.2    Tranche 2 and Tranche 3
Each Borrower shall use the net proceeds of all accommodation provided under Tranche 2 and Tranche 3 to repay any amounts outstanding under the $610,000,000 Syndicated Facility Agreement dated 14 November 2019 between, among others, the Initial Borrower and Commonwealth Bank of Australia (as Facility Agent).
4    Commitments
4.1    Commitment
(a)    Subject to this Agreement, whenever a Borrower requests a Funding Portion in a Funding Notice, each Financier shall provide its Pro Rata Share of that Funding Portion to the Facility Agent in Same Day Funds in Dollars by 12 noon on the relevant Funding Date for the account of that Borrower, except to the extent the Funding Portion continues a previous Funding Portion. Unless otherwise agreed between Foxtel and the Facility Agent (acting in its own capacity), on receipt the Facility Agent shall pay it to the following account:
Name: Foxtel Management - Main Account
Bank: CBA
BSB: 064000
Account: 10659223
or to such account with a bank in Sydney in the Borrower's name as the Borrower may notify to the Facility Agent by not less than three Business Days' notice. Any such notice must be signed by two Officers.
(b)    A Financier is not obliged to make available its Pro Rata Share in a Funding Portion under a Tranche if as a result its participation in all outstanding Funding Portions under that Tranche would exceed its Commitment in respect of that Tranche.
4.2    Allocation among Financiers
Each Financier shall participate in each Funding Portion drawn under a Tranche rateably according to its Commitment under that Tranche.
4.3    Obligations several
(a)    The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

DVAS 805415240v11 205151388 10.8.2023	page 15

Syndicated Facility Agreement
(b)    The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Funding Portion or any other amount owed by a Borrower which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Borrower.
(c)    A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
4.4    Joint activities
Without limitation to clause 4.3 (Obligations several), the Financiers carry on jointly the activity of supplying services to the Borrowers. Those services consist of making available the Facility in accordance with the terms of the Finance Documents (the "Services"). Each Borrower acknowledges that:
(a)    it has, in its sole discretion, requested that the Financiers supply the Services on a joint basis; and
(b)    the Financiers are not in competition for the provision of those Services to the Borrowers.
4.5    Completion of Primary Syndication
The MLABs agree to notify the Facility Agent when the Primary Syndication Period has ended and the Facility Agent will notify the other Financiers once notified by the MLABs.
5    Funding and rate setting procedures
5.1    Delivery of a Funding Notice
(a)    If a Borrower requires the provision of a Funding Portion, it must deliver a Funding Notice to the Facility Agent.
(b)    The Facility Agent must notify each Financier of:
(i)    the contents of each Funding Notice; and
(ii)    the amount of that Financier's Pro Rata Share of the Funding Portion requested, as soon as reasonably practicable and in any event within 1 Business Day after the Facility Agent receives a Funding Notice under clause 5.1(a).
5.2    Requirements for a Funding Notice
(a)    A Funding Notice to be effective must be:
(i)    in writing in the form of, and specifying the matters required in, Annexure B; and

DVAS 805415240v11 205151388 10.8.2023	page 16

Syndicated Facility Agreement
(ii)    received by the Facility Agent before 11.00 am on a Business Day at least 3 Business Days before the proposed Funding Date (or any shorter period that the Facility Agent agrees in writing, acting on the instructions of all Financiers).
(b)    The currency specified in a Funding Notice must be:
(i)    in relation to Tranche 1 and Tranche 3, Australian dollars; and
(ii)    in relation to Tranche 2, US dollars.
5.3    Irrevocability of Funding Notice
A Borrower is irrevocably committed to draw Funding Portions from the Financiers in accordance with each Funding Notice issued by it.
5.4    Number of Funding Portions
The Borrowers shall ensure that there are no more than:
(a)    6 Funding Portions outstanding at any time under Tranche 1;
(b)    4 Funding Portions outstanding at any time under Tranche 2; and
(c)    4 Funding Portions outstanding at any time under Tranche 3.
5.5    Amount of Funding Portions
The Borrowers shall ensure that each Funding Portion is:
(a)    a minimum of 10,000,000 currency units and an integral multiple of 5,000,000 currency units; or
(b)    equal to the Total Undrawn Commitments under the relevant Tranche.
5.6    Selection of Interest Periods
(a)    In relation to a Funding Portion under Tranche 1, each Borrower must select the Interest Period which is to apply to a Funding Portion requested by it in the Funding Notice delivered for that Funding Portion.
(b)    In relation to a Funding Portion under Tranche 2 or Tranche 3:
(i)    for the first Interest Period, each Borrower must select the Interest Period which is to apply to a Funding Portion requested by it in the Funding Notice delivered for that Funding Portion; and
(ii)    for each subsequent Interest Period, unless otherwise notified in a Selection Notice, the Interest Period will be the same as the current Interest Period and no Selection Notice is required. If the Borrower requires a different Interest Period it must provide a written Selection Notice via electronic mail to the Facility Agent by 11.00 am on a Business Day at least two Business Days before the last day of the Interest Period of the Funding Portion to select the next Interest Period of the Funding Portion. A Selection Notice is irrevocable.
(c)    Each Interest Period:

DVAS 805415240v11 205151388 10.8.2023	page 17

Syndicated Facility Agreement
(i)    for a Funding Portion in A$ must be 1, 2, 3, 4, 5 or 6 months; or
(ii)    for a Funding Portion in US$ must be 1, 2, 3 or 6 months,
or any other period that the Facility Agent agrees with the relevant Borrower.
(d)    If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.
(e)    An Interest Period for a Funding Portion commences either on the first Funding Date for that Funding Portion or on the last day of the immediately preceding Interest Period for that Funding Portion.
(f)    No Interest Period for a Funding Portion may end after the Maturity Date applicable to its Tranche.
(g)    If a Borrower:
(i)    fails to select an Interest Period for a Funding Portion under clause 5.6(a) or clause 5.6(b); or
(ii)    selects an Interest Period in a manner which does not comply with this clause 5.6, then the relevant Interest Period will be the same as the previous Interest Period (or, in the case of the first Interest Period for a Funding Portion, the Facility Agent may vary the Funding Notice to ensure compliance).
(h)    If a Borrower fails to give a Funding Notice in accordance with this clause 5 in respect of a Funding Portion which is to be continued under the relevant Tranche by the provision of a new Funding Portion on the last day of its Interest Period, it will be taken to have given a Funding Notice electing to redraw that Funding Portion for the same Interest Period as the previous Interest Period.
5.7    Consolidation of Funding Portions
If two or more Funding Portions have Interest Periods which are of the same duration and in respect of the same Tranche, then unless (in the case of a Funding Portion under Tranche 2 or Tranche 3) the relevant Borrower specifies to the contrary in the Selection Notice for the next Interest Period, those Funding Portions will be consolidated into, and treated as, a single Funding Portion.
5.8    Determination of Funding Rate
(a)    The Facility Agent must notify each Financier and each Borrower of the Funding Rate for an Interest Period promptly, and in any event within 2 Business Days, after it has made its determination of the applicable Base Rate.
(b)    In the absence of manifest error, each determination of the Base Rate or of the Compounded Reference Rate by the Facility Agent is conclusive evidence of that rate against the Borrowers.

DVAS 805415240v11 205151388 10.8.2023	page 18

Syndicated Facility Agreement
5.9    Notifications – Compounded Rate Loans
(a)    The Facility Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:
(i)    the relevant Borrower of that Compounded Rate Interest Payment;
(ii)    each relevant Financier of the proportion of that Compounded Rate Interest Payment which relates to that Financier's participation in the relevant Compounded Rate Loan; and
(iii)    the relevant Financiers and the relevant Borrower of:
(A)    each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose or with such rounding as agreed by the Initial Borrower (acting reasonably), the Facility Agent (in its own capacity) and the Facility Agent (acting on this instructions of the Majority Financiers), acting reasonably; and
(B)    to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.
This paragraph (a) shall not apply to any Compounded Rate Interest Payment determined pursuant to clause 9.3 (Market disruption).
(b)    The Facility Agent shall promptly notify the relevant Financiers and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which clause 9.3 (Market disruption) applies.
(c)    Neither clause 5.8 or this clause 5.9 shall require the Facility Agent to make any notification to any party on a day which is not a Business Day.
6    Cancellation of Commitment and Prepayments
6.1    Cancellation of Commitments during the Availability Period
(a)    A Borrower may cancel all or part of the Total Undrawn Commitments in relation to a Tranche by giving the Facility Agent at least 3 Business Days notice, without premium or penalty.
(b)    A partial cancellation of the Total Undrawn Commitments in relation to a Tranche may only be made in a minimum amount of 10,000,000 currency units and in an integral multiple of 1,000,000 currency units.
(c)    The Commitment of a Financier is cancelled rateably in accordance with the proportion its Undrawn Commitment under the relevant Tranche bears to the Total Undrawn Commitments of that Tranche cancelled.

DVAS 805415240v11 205151388 10.8.2023	page 19

Syndicated Facility Agreement
6.2    Automatic Cancellation
(a)    At 5.00 pm (Sydney time) on the last day of the Availability Period for a Tranche, the relevant Undrawn Commitments of the Financiers in respect of that Tranche will be cancelled.
(b)    If Financial Close has not occurred by 5.00 pm (Sydney time) on 31 August 2023 (or such later date agreed between a Borrower and the Facility Agent (acting on the instructions of all Financiers)), all Commitments will be cancelled at that time.
6.3    Voluntary Prepayment
(a)    A Borrower may prepay all or part of the Principal Outstanding by giving the Facility Agent at least 3 Business Days' notice (or in the case of a Compounded Rate Loan, 3 RFR Banking Days' notice) . That notice is irrevocable. That Borrower shall prepay in accordance with it.
(b)    A prepayment of part only of the Principal Outstanding must be for a minimum of 5,000,000 currency units and in an integral multiple of 1,000,000 currency units.
(c)    Any amount prepaid under this clause:
(i)    in respect of Tranche 1 may be redrawn; or
(ii)    in respect of Tranche 2 or Tranche 3 may not be redrawn.
6.4    Scheduled amortisation
(a)    The Borrowers must cancel Commitments under Tranche 2 and Tranche 3 and to prepay the Principal Outstanding under Tranche 2 and Tranche 3 so that by the end of each period below the Borrowers must have reduced the Total Tranche 2 Commitments and Total Tranche 3 Commitments, in aggregate, by at least the corresponding amount below:

Period	Minimum Aggregate Amortisation Amount (in A$)	Minimum amortisation required (in US$) for Tranche 2	Minimum amortisation required (in A$) for Tranche 3
Year 1 (where the year starts on the date of Financial Close)	A$35,000,000	The Tranche 2 Proportion of the USD Equivalent of A$35,000,000	The Tranche 3 Proportion of A$35,000,000
Year 2 (where the year starts on the anniversary of Financial Close)	A$35,000,000	The Tranche 2 Proportion of the USD Equivalent of A$35,000,000	The Tranche 3 Proportion of A$35,000,000

DVAS 805415240v11 205151388 10.8.2023	page 20

Syndicated Facility Agreement

Year 3 (where the year starts on the 2nd anniversary of Financial Close)	A$40,000,000	The Tranche 2 Proportion of the USD Equivalent of A$40,000,000	The Tranche 3 Proportion of A$40,000,000
Year 4 (where the year starts on the 3rd anniversary of Financial Close)	A$40,000,000	The Tranche 2 Proportion of the USD Equivalent of A$40,000,000	The Tranche 3 Proportion of A$40,000,000
(b)    Any cancellation under clause 6.1 of all or part of the Total Undrawn Commitments in relation to Tranche 2 or Tranche 3 is to be applied first to cancel the Commitment stated in the currently applying amortisation period referred to in this clause 6.4 and then pro rata across all remaining repayment instalments in accordance with this clause 6.4.
(c)    The Commitment of a Financier is cancelled rateably in accordance with the proportion its Commitment under the relevant Tranche bears to the aggregate of the Commitments of that Tranche cancelled.
(d)    Prepayments under clause 6.3 are to be applied first to prepayments required in the currently applying amortisation period referred to in this clause 6.4 and then pro rata across all remaining repayment instalments in accordance with this clause 6.4.
(e)    For the purposes of this clause the following definitions apply unless the context requires otherwise:
Facility Agents' Spot Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of US dollars with Australian dollars in the Sydney foreign exchange market at or about 11:00 a.m. on Financial Close.
Tranche 2 Proportion means the percentage equal to US$48,700,000/(US$48,700,000 plus the USD Equivalent of A$311,000,000).
Tranche 3 Proportion means the percentage equal to 1 minus the Tranche 2 Proportion.
USD Equivalent means, in relation to an Australian dollar amount, that amount converted into US dollars at:
(i)    the relevant exchange rate at which the Initial Borrower has hedged its foreign exchange exposure under Tranche 2 as notified by the Initial Borrower to the Facility Agent on Financial Close based on the cross currency swaps entered into by the Initial Borrower on Financial Close; or
(ii)    if no rate is notified under paragraph (i), the Facility Agent's Spot Rate of Exchange.
6.5    General provisions regarding prepayment and cancellation
(a)    A Borrower may make a prepayment under clause 6.3 only on a Business Day.

DVAS 805415240v11 205151388 10.8.2023	page 21

Syndicated Facility Agreement
(b)    All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except that the relevant Borrower will be liable for any Break Costs arising as a consequence of the prepayment of all or any part of a Funding Portion other than on the last day of its Interest Period.
(c)    No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.
(d)    Prepayment of an amount under this clause will be applied rateably among the Financiers according to their Pro Rata Share in the Principal Outstanding under the Tranche being prepaid.
7    Interest and Margin
7.1    Interest rate
The rate of interest on each Funding Portion (other than a Compounded Rate Loan) is the rate per annum determined by the Facility Agent to be the Funding Rate for the relevant Interest Period.
7.2    Basis of Calculation of Interest
(a)    Interest accrues from day to day on the outstanding principal amount of each Funding Portion and will be calculated:
(i)    on the basis of a 365 day year (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice) and for the actual number of days elapsed from and including the first day of each Interest Period to (but excluding) the last day of the Interest Period or, if earlier, the date of prepayment or repayment of the Funding Portion in accordance with this Agreement; and
(ii)    subject to paragraph (b) below, without rounding.
(b)    The aggregate amount of any accrued interest which is, or becomes, payable by a Borrower under this Agreement shall be rounded to 2 decimal places.
7.3    Calculation of interest – Compounded Rate Loans
(a)    The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(i)    Margin; and
(ii)    Compounded Reference Rate for that day.
(b)    If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

DVAS 805415240v11 205151388 10.8.2023	page 22

Syndicated Facility Agreement
7.4    Payment of Interest
Each Borrower shall pay accrued interest on any Funding Portion made available to it in arrears on each Interest Payment Date in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
7.5    Margin
(a)    Subject to paragraph (b), the Margin for a Funding Portion will be determined by reference to the table below based on the Net Debt to EBITDA Ratio of the NXEA Consolidated Group as shown in the most recent Compliance Certificate delivered after the date of this Agreement under clause 5.1(c) (Provision of information and reports) of the Common Terms Deed Poll as at the most recent Calculation Date.

Net Debt to EBITDA	Margin – Tranche 1	Margin – Tranche 2	Margin -Tranche 3
> 3.00x	3.60%	3.75%	3.75%
> 2.50x to < 3.00x	3.10%	3.25%	3.25%
> 2.00x to < 2.50x	2.85%	3.00%	3.00%
> 1.50x to < 2.00x	2.60%	2.75%	2.75%
< 1.50x	2.35%	2.50%	2.50%
Any Margin adjustment will take effect on the first day of the next Interest Period for a Funding Portion.
(b)    Notwithstanding any other provision of this Agreement, for all Funding Portions outstanding in relation to the period on and from Financial Close until the last day of the Funding Period during which a Compliance Certificate is delivered after the date of this Agreement under clause 5.1(c) (Provision of information and reports) of the Common Terms Deed Poll, the applicable Margin will be:
(i)    2.85% p.a. in relation to any Funding Portions drawn under Tranche 1;
(ii)    3.00% p.a. in relation to any Funding Portions drawn under Tranche 2; and
(iii)    3.00% p.a. in relation to any Funding Portions drawn under Tranche 3.
7.6    Non-Business Days
Any rules specified as 'Business Day Conventions' in the applicable Reference Rate Terms for a Funding Portion or Unpaid Sum, shall apply to each Interest Period for that Funding Portion or the Unpaid Sum.
8    Repayment
(a)    Each Borrower shall repay each Funding Portion drawn by it under Tranche 1 on the last day of its Interest Period except to the extent it has been continued under Tranche 1 by the provision of a new Funding Portion in respect of that Tranche on that day.

DVAS 805415240v11 205151388 10.8.2023	page 23

Syndicated Facility Agreement
(b)    Amounts repaid under paragraph (a) are available for redrawing in accordance with this Agreement.
(c)    Repayments of Tranche 2 and Tranche 3 can not be redrawn.
(d)    Repayment of a Funding Portion of a Tranche will be applied rateably among the Financiers according to their Pro Rata Share in the Principal Outstanding of the Funding Portion repaid.
(e)    All Funding Portions under a Tranche must be repaid in full on the Maturity Date for that Tranche.
9    Market Disruption
9.1    Unavailability of Term SOFR
(a)    Interpolated Term SOFR: If Term SOFR is not available for the Interest Period of the relevant Funding Portion in US$, the Reference Rate for such Interest Period shall be Interpolated Term SOFR for a period equal in length to the Interest Period of that Funding Portion, except where the Interest Period is less than the shortest Quoted Tenor customarily published for Term SOFR, in which case it will be Term SOFR for the shortest Quoted Tenor for which Term SOFR is customarily published.
(b)    Historic Term SOFR: If paragraph (a) above applies but it is not possible to calculate the Interpolated Term SOFR or other rate under paragraph (a) above for the Interest Period of the relevant Funding Portion, the Reference Rate for such Interest Period shall be Historic Term SOFR for a period equal in length to the Interest Period of that Funding Portion.
(c)    Interpolated Historic Term SOFR: If paragraph (b) above applies but Historic Term SOFR is not available for the Interest Period of the relevant Funding Portion, the Reference Rate for such Interest Period shall be Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Funding Portion, except where the Interest Period is less than the shortest Quoted Tenor customarily published for Term SOFR, in which case it will be Historic Term SOFR for the shortest Quoted Tenor for which Term SOFR is customarily published.
(d)    Term Fallback Options: If paragraph (c) above applies but it is not possible to calculate Interpolated Historic Term SOFR for the Interest Period of the relevant Funding Portion then:
(i)    clause 7.1 (Interest rate) will not apply to that Funding Portion for that Interest Period; and
(ii)    that Funding Portion shall be a "Compounded Rate Loan" for that Interest Period and clause 7.3 (Calculation of interest – Compounded Rate Loans) shall apply to that Funding Portion for that Interest Period.
9.2    Interest calculation if no RFR or Central Bank Rate
If:

DVAS 805415240v11 205151388 10.8.2023	page 24

Syndicated Facility Agreement
(a)    there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and
(b)    "Cost of funds will apply as a fallback" is specified in the Reference Rate Terms for that Funding Portion, clause 9.3 (Market disruption) shall apply to that Funding Portion for that Interest Period.
9.3    Market disruption
(a)    If the Facility Agent determines that a Market Disruption Event occurs in relation to a Funding Portion for any Interest Period or that this clause applies in accordance with clause 9.2 (in which case each Financier participating in the relevant Funding Portion is an Affected Financier), then it shall promptly notify Foxtel and the Financiers, and the rate of interest on each Affected Financier's participations in that Funding Portion for that Interest Period shall be the rate per annum which is the sum of:
(i)    the Margin; and
(ii)    the rate notified to the Facility Agent by that Affected Financier as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Affected Financier of funding its participation in that Funding Portion from whatever source or sources it may reasonably select.
(b)    Each Affected Financer shall determine the rate notified by it under sub-paragraph (a)(ii) above in good faith. The rate so notified and any notification under paragraphs (a)(ii) or (b) of the definition of Market Disruption Event, will be conclusive and binding on the parties in the absence of manifest error.
9.4    Alternative basis of interest or funding
(a)    If a Market Disruption Event occurs or clause 9.3 (Market disruption) applies in accordance with clause 9.2 and the Facility Agent or Foxtel so requires, the Facility Agent and Foxtel shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(b)    Any alternative basis agreed pursuant to paragraph (a) above shall only apply with the prior consent of all the Financiers and Foxtel, and then shall be binding on all parties to this Agreement.
(c)    The Facility Agent shall promptly inform Foxtel and each Financier of any alternative basis agreed under this clause 9.4.
9.5    Agent's role and confidentiality
(a)    The Facility Agent shall promptly notify Foxtel:
(i)    on request any rate, or other information notified or specified by a Financier under this clause 9; and

DVAS 805415240v11 205151388 10.8.2023	page 25

Syndicated Facility Agreement
(ii)    if there is a Market Disruption Event, the identity of any Financier or Financiers giving a notification under paragraphs (a)(ii) or (b) of the definition of Market Disruption Event.
(b)    Each of the Facility Agent and Foxtel shall keep confidential and not disclose to any other Financier or any other person except the Borrowers, any information relating to a Financier described in paragraph (a) above. The Facility Agent shall ensure that its officers and employees involved in performing its functions as Facility Agent keep that information confidential and do not disclose it or allow it to be available to any other person or office within the Facility Agent.
(c)    However, the Facility Agent, Foxtel or its officers or employees may disclose such information:
(i)    to the extent required by any applicable law or regulation; or
(ii)    to the extent it reasonably deems necessary in connection with any actual or contemplated proceedings or a claim with respect to this clause 9.
10    Anti Money Laundering
(a)    Each Borrower agrees that a Financer may delay, block or refuse to process any transaction without incurring any liability if that Financier suspects that:
(i)    the transaction may breach any laws or regulations in Australia or any other country binding on that Financier;
(ii)    the transaction involves any person (natural, corporate or governmental) in a manner that would breach economic and trade sanctions imposed by Australia, the United States, the European Union or any country binding on that Financier; or
(iii)    the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country and the transaction would breach or cause that Financier to breach any laws or regulations binding on that Financier.
(b)    Each Borrower must provide all information to each Financier which that Financer reasonably requires in order to manage its anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country. Each Borrower agrees that a Financier may disclose any information concerning a Borrower or any Transaction Party to any law enforcement, regulatory agency or court where and to the extent required by any such law or regulation or authority in Australia or elsewhere.
(c)    Each Borrower declares and undertakes to each Financier that to the best of its knowledge, information and belief the processing of any transaction by the Financier in accordance with that Borrower's instructions will not breach any laws or regulations in Australia or any other country relevant to the transaction.

DVAS 805415240v11 205151388 10.8.2023	page 26

Syndicated Facility Agreement
11    Payments
11.1    No additional payment
Despite the terms of the Common Terms Deed Poll, no additional amount is payable by a Transaction Party to a Financier under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed:
(a)    in respect of Australian Withholding Tax which arises:
(i)    in respect of any interest paid to an Offshore Associate of a Borrower; or
(ii)    as a result of there being one Financier under this Agreement;
(b)    in respect of a Finance Party, to the extent the relevant Tax Deduction, loss, liability or cost results from a breach by that Finance Party of any of its obligations, representations and warranties under clause 20 (Public Offer);
(c)    with respect to any withholding or deduction on account of the Transaction Party receiving a direction under section 255 of the Tax Act, section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar law.
11.2    FATCA
(a)    Each Transaction Party and each Finance Party (for the purposes of this clause, a Party) may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Despite the terms of the Common Terms Deed Poll, if a Transaction Party is required to make a FATCA Deduction in respect of the Facility, the Transaction Party shall not be required to pay any additional amount in respect of that FATCA Deduction under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed Poll.
(b)    Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify Foxtel, the Facility Agent and the Financiers.
(c)    Subject to paragraph (e) below, each Party shall, within 10 Business Days of a reasonable request by another Party:
(i)    confirm to that other Party whether it is:
(A)    a FATCA Exempt Party; or
(B)    not a FATCA Exempt Party;
(ii)    supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(iii)    supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of

DVAS 805415240v11 205151388 10.8.2023	page 27

Syndicated Facility Agreement
that other Party's compliance with any other law, regulation, or exchange of information regime.
(d)    If a Party confirms to another Party pursuant to paragraph (c)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(e)    Paragraph (c) above shall not oblige any Finance Party to do anything, and paragraph (c)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)    any law or regulation;
(ii)    any fiduciary duty; or
(iii)    any duty of confidentiality.
(f)    If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (c)(i) or (c)(ii) above (including, for the avoidance of doubt, where paragraph (e) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(g)    Each Borrower represents and warrants to and for the benefit of each Finance Party that it is not:
(i)    a Borrower which is resident for tax purposes in the US; or
(ii)    a Transaction Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes, and repeats such representations and warranties in favour of each Financier with reference to the facts and circumstances then subsisting on each date on which any financial accommodation is made available or rolled over under this Agreement.
12    Fees
12.1    Commitment fee – Tranche 1
(a)    A commitment fee in respect of Tranche 1 accrues at the rate of 45% of the applicable Margin that would apply in relation to a Funding Portion outstanding under Tranche 1 on the date the fee is payable on the daily amount of the Undrawn Commitment (if any) of each Financier under Tranche 1 from the date of Financial Close to (and including) the last date of the Availability Period of Tranche 1.
(b)    Foxtel shall pay (or procure payment of) the accrued commitment fee in arrears on the last Business Day of each successive 3 month period from the date of Financial Close and at the end of the Availability Period of Tranche 1 and on the cancelled amount of any Commitment on the date on which such Commitment is cancelled.

DVAS 805415240v11 205151388 10.8.2023	page 28

Syndicated Facility Agreement
12.2    Commitment fee – Tranche 2 and Tranche 3
(a)    A commitment fee in respect of Tranche 2 and Tranche 3 accrues at the rate of 45% of the applicable Margin that would apply in relation to a Funding Portion outstanding under Tranche 2 or Tranche 3, as the case may be, on the date the fee is payable on the daily amount of the Undrawn Commitment (if any) of each Financier under Tranche 2 or Tranche 3, as the case may be, from the date which is 1 month after Financial Close to (and including) the last date of the Availability Period of Tranche 2 or Tranche 3, as the case may be.
(b)    Foxtel shall pay (or procure payment of) the accrued commitment fee in arrears at the end of the Availability Period of Tranche 2 or Tranche 3, as the case may be, and on the cancelled amount of any applicable Commitment on the date on which such applicable Commitment is cancelled.
12.3    Arranging fee
Foxtel shall pay (or procure payment) to the MLABs the arranging fees as agreed between Foxtel and the MLABs in the Mandate Letter.
12.4    Participation fee
Foxtel shall pay (or procure payment) to the Facility Agent for the account of the Initial Financiers the participation fees as set out in the Invitation Letter.
12.5    Agent's fees
Foxtel shall pay (or procure payment) to the Facility Agent its fees as agreed between Foxtel and the Facility Agent in a fee letter dated on or about the date of this Agreement between Foxtel and the Facility Agent.
13    Interest on Overdue Amounts
13.1    Accrual
Except where the relevant Finance Document provides otherwise, interest accrues on each unpaid amount which is due and payable by a Borrower under or in respect of any Finance Document (including interest under this clause):
(a)    on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;
(b)    both before and after judgment (as a separate and independent obligation); and
(c)    at the rate determined by the Facility Agent to be the sum of 2% pa plus the higher of:
(i)    the rate (if any) applicable to the unpaid amount immediately before the due date; and
(ii)    the Funding Rate, based on an Interest Period of 30 days.

DVAS 805415240v11 205151388 10.8.2023	page 29

Syndicated Facility Agreement
13.2    Payment
Each Borrower shall pay interest accrued under this clause on demand by the Facility Agent and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.
14    Break Costs
A Borrower must, within 3 Business Days of demand by the Facility Agent, pay (without double counting in respect of amounts paid under clause 11.1(b) (General Indemnity) of the Common Terms Deed Poll) to the Facility Agent for the account of each Financier its Break Costs attributable to all or any part of a Funding Portion being repaid or prepaid by that Borrower on a day other than the last day of the Interest Period for that Funding Portion.
15    Assignments
15.1    Assignment by Borrowers
A Borrower may only assign or transfer any of its rights or obligations under this Agreement with the prior written consent of the Facility Agent acting on the instructions of all Financiers.
15.2    Assignment by Financiers
A Financier may assign or transfer all or any of its rights or obligations under the Finance Documents at any time if:
(a)    except if an Event of Default is continuing or in respect of primary syndication of the Facility during the Primary Syndication Period, in the case of any Financier, its remaining participation (if any) and the participation of the transferee or assignee in the Commitments is not less than A$25,000,000 or US$25,000,000;
(b)    the transferee or assignee is:
(i)    a Related Body Corporate of the Financier or another Financier (in which case clause 15.2(a) shall not apply), and Foxtel has been given prior written notice of the transfer or assignment;
(ii)    a bank or financial institution or to a trust, fund or other entity regularly engaged in or established for the purpose of making, purchasing, or investing in loans, securities or other financial assets (including credit derivatives) if:
(A)    where the transfer complies with clause 15.2(a), Foxtel has been given prior written notice of the transfer or assignment; or
(B)    where the transfer does not comply with clause 15.2(a), Foxtel has given prior written consent, not to be unreasonably withheld, to the transfer or assignment. Foxtel will be deemed to have given its consent 10 Business Days after the Financier has requested it unless consent is expressly refused by Foxtel within that time; or
(iii)    any person if an Event of Default is continuing; and

DVAS 805415240v11 205151388 10.8.2023	page 30

Syndicated Facility Agreement
(c)    in the case of a transfer of obligations, the transfer is effected by a substitution under clause 15.4.
15.3    Securitisation and security over Financiers' rights
A Financier may, without the consent of any Transaction Party but with prior written notice to Foxtel:
(a)    assign, transfer, sub-participate or otherwise deal with all or any part of its rights and benefits under the Finance Documents to a securitisation vehicle or funding vehicle so long as the Financier remains the lender of record; and
(b)    charge or otherwise create security interests in all or any part of its rights and benefits under the Finance Documents to secure obligations of that Financier, including, without limitation, to a federal reserve or central bank, except that no such charge or security under paragraph (b) shall:
(i)    release a Financier from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge or security for the Financier as a party to any of the Finance Documents; or
(ii)    require any payments to be made by any Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Financier under the Finance Documents.
15.4    Substitution certificates
(a)    If a Financier wishes to substitute a new bank or financial institution for all or part of its participation under this Agreement, it and the substitute shall execute and deliver to the Facility Agent 4 counterparts of a certificate substantially in the form of Annexure E together with a registration fee of A$5,000 plus GST (where the substitute is an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)) or such other amount advised by the Facility Agent from time to time (where the substitute is not an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)).
(b)    On receipt of the certificate and registration fee, if the Facility Agent is satisfied that the substitution complies with clause 15.2 and the Facility Agent has completed all "know your customer" checks to its satisfaction in relation to the substitution, it shall promptly:
(i)    notify Foxtel;
(ii)    countersign the counterparts on behalf of all other parties to this Agreement;
(iii)    enter the substitution in a register kept by it (which will be conclusive); and
(iv)    retain one counterpart and deliver the others to the Retiring Financier, the Substitute Financier and Foxtel.
(c)    When the certificate is countersigned by the Facility Agent the Retiring Financier will be relieved of its obligations, and the Substitute Financier will be bound by the Finance Documents, as stated in the certificate.

DVAS 805415240v11 205151388 10.8.2023	page 31

Syndicated Facility Agreement
(d)    Each other party to this Agreement irrevocably authorises the Facility Agent to sign each certificate on its behalf.
15.5    Change of Lending Office
A Financier may change its Lending Office if it first notifies and consults with Foxtel.
15.6    No increased costs
Despite anything to the contrary in this Agreement and despite the terms of the Common Terms Deed Poll, if a Financier assigns its rights under this Agreement or changes its Lending Office, a Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct result of the assignment or change and of which that Financier or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change. For this purpose only, an assignment, transfer, sub-participation or dealing under clause 15.3 or a substitution under clause 15.4 will be regarded as an assignment.
15.7    New Borrower
Any Guarantor incorporated in Australia may become a Borrower if the Facility Agent has received the following in form and substance satisfactory to it:
(a)    (verification certificate) a certificate in relation to that Guarantor given by two officers of that Guarantor substantially in the form of Annexure D;
(b)    (completed documents) a Borrower Assumption Letter duly executed by that Guarantor;
(c)    (know your customer) evidence of receipt of all "know your customer" documentation which is reasonably required by the Facility Agent to permit each Financier to carry out all necessary "know your customer" or other similar checks under all applicable anti-money laundering laws and regulations; and
(d)    (legal opinion) an opinion of legal advisers to Foxtel.
16    Relations between Facility Agent and Financiers
16.1    Appointment of Facility Agent
Each Financier and MLAB appoints the Facility Agent to act as its agent under the Finance Documents and authorises the Facility Agent to do the following on its behalf:
(a)    amend or waive compliance with any provision of the Finance Documents in accordance with the Finance Documents (including clause 16.5);
(b)    all things which the Finance Documents expressly require the Facility Agent to do, or contemplate are to be done by the Facility Agent, on behalf of the Financiers; and
(c)    all things which are incidental or ancillary to the Powers of the Facility Agent described in clauses 16.1(a) or 16.1(b).
16.2    Facility Agent's capacity
The Facility Agent:

DVAS 805415240v11 205151388 10.8.2023	page 32

Syndicated Facility Agreement
(a)    in its capacity as a Financier, has the same obligations and Powers under each Finance Document as any other Financier as though it were not acting as the Facility Agent; and
(b)    may engage in any kind of banking or other business with any Transaction Party without having to notify or account to the Financiers.
16.3    Facility Agent's obligations
(a)    The Facility Agent has only those duties and obligations which are expressly specified in the Finance Documents.
(b)    The Facility Agent is not required to:
(i)    keep itself informed as to the affairs of any Transaction Party or its compliance with any Finance Document; or
(ii)    review or check the accuracy or completeness of any document or information it forwards to any Financier or other person.
16.4    Facility Agent's powers
(a)    Except as specifically set out in the Finance Documents (including clause 16.5), the Facility Agent may exercise its Powers under the Finance Documents:
(i)    as it thinks fit in the best interests of the Financiers; and
(ii)    without consulting with or seeking the instructions of the Financiers.
(b)    The exercise by the Facility Agent of any Power in accordance with this clause 16 binds all the Financiers.
16.5    Instructions to Facility Agent
The Facility Agent:
(a)    must exercise its Powers in accordance with any instructions given to it by the Majority Financiers or, if specifically required to do so under a Finance Document, all Financiers;
(b)    must not:
(i)    amend any provision of a Finance Document which has the effect of:
(A)    increasing the obligations of any Financier;
(B)    changing the terms of payment of any amounts payable under the Finance Documents to any Financier;
(C)    changing the manner in which those payments are to be applied;
(D)    changing the definition of Majority Financiers;
(E)    a change to the Borrowers other than in accordance with clause 15.7 (New Borrower) or a change to the Guarantors other than in accordance with clause 8.18 (Undertakings concerning Additional Guarantors) or clause 8.19 (Release of Guarantors) of the Common Terms Deed Poll;

DVAS 805415240v11 205151388 10.8.2023	page 33

Syndicated Facility Agreement
(F)    a reduction in the Margin or otherwise a change to the definition of Margin;
(G)    amending clause 4.3 (Obligations several), clause 5.2 (Requirements for a Funding Notice) or clause 15.7 (New Borrower);
(H)    a change to clause 8.18 (Undertakings concerning Additional Guarantors), clause 8.19 (Release of Guarantors) or clause 9.2 (Illegality) of the Common Terms Deed Poll; or
(I)    changing this clause 16.5,
in each case without the consent of all of the Financiers;
(ii)    amend any other provision of any Finance Document without the consent of the Majority Financiers unless the Facility Agent is satisfied that the amendment is made to correct a manifest error or an error of a formal or technical nature only; or
(iii)    otherwise exercise any Power which the Finance Documents specify are to be exercised with the consent or in accordance with the instructions of all Financiers or the Majority Financiers or some other number of Financiers, or amend any such requirement, except with that consent or in accordance with those instructions; and
(c)    may refrain from acting, whether in accordance with the instructions of the Financiers, the Majority Financiers or otherwise, until it has received security for any amount it reasonably believes may become payable to it by the Financiers under clause 16.12.
16.6    Assumptions as to authority
Each Transaction Party may assume, without inquiry, that any action of the Facility Agent under the Finance Documents is in accordance with any required authorisations, consents or instructions from the Financiers or the Majority Financiers (as the case may be).
16.7    Facility Agent's liability
Neither the Facility Agent nor any Related Body Corporate of the Facility Agent nor any of their respective directors, officers, employees, agents or successors is responsible to the Financiers or a Transaction Party for:
(a)    any recitals, statements, representations or warranties contained in any Finance Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Finance Document;
(b)    the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Finance Document (other than as against the Facility Agent) or any other certificate or document referred to or provided for in, or received by any of them under, any Finance Document;
(c)    any failure by a Transaction Party or any Financier to perform its obligations under any Finance Document; or

DVAS 805415240v11 205151388 10.8.2023	page 34

Syndicated Facility Agreement
(d)    any action taken or omitted to be taken by it or them under any Finance Document or in connection with any Finance Document except in the case of its or their own fraud or wilful misconduct or gross negligence.
16.8    Delegation
The Facility Agent may employ agents and attorneys but will continue to be liable for the acts or omissions of such agents and attorneys.
16.9    Distribution by Facility Agent
Unless any Finance Document expressly provides otherwise, the Facility Agent shall promptly distribute amounts received under any Finance Document firstly to itself for all amounts due to it in its capacity as Facility Agent, then for the account of the Financiers rateably among them according to their Commitments in the relevant Tranche(s). To make any distribution the Facility Agent may buy and sell currencies in accordance with its normal procedures.
16.10    Facility Agent entitled to rely
The Facility Agent may rely on:
(a)    any certificate, communication, notice or other document (including any facsimile transmission or telegram) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons; and
(b)    advice and statements of solicitors, independent accountants and other experts selected by the Facility Agent with reasonable care.
16.11    Provision of information
(a)    The Facility Agent must forward to each Financier:
(i)    notice of the occurrence of any Default promptly after the Facility Agent becomes actually aware of it;
(ii)    a copy of each report, notice or other document which is intended for redistribution promptly after the Facility Agent receives it from a Transaction Party under any Finance Document; and
(iii)    a copy of each notice or other document that the Facility Agent considers material, promptly after the Facility Agent delivers it to a Transaction Party under any Finance Document.
(b)    The Facility Agent is not to be regarded as being actually aware of the occurrence of a Default unless the Facility Agent:
(i)    is actually aware that any payment due by a Transaction Party under the Finance Documents has not been made; or
(ii)    has received notice from a Financier or a Transaction Party stating that a Default has occurred describing the same and stating that the notice is a 'Default Notice'.

DVAS 805415240v11 205151388 10.8.2023	page 35

Syndicated Facility Agreement
(c)    Without limiting clause 1.2(r)(ii) of the Common Terms Deed Poll, if the Facility Agent receives a Default Notice, the Facility Agent may treat any such Default as continuing until it has received a further Default Notice from the party giving the original notice stating that the Default is no longer continuing and the Facility Agent is entitled to rely on such second notice for all purposes under the Finance Documents.
(d)    The Facility Agent is not to be regarded as having received any report, notice or other document or information unless it has been given to it in accordance with clause 15.1 of the Common Terms Deed Poll.
(e)    Except as specified in clause 16.11(a) and as otherwise expressly required by the Finance Documents, the Facility Agent has no duty or responsibility to provide any Financier with any information concerning the affairs of any Transaction Party or other person which may come into the Facility Agent's possession.
(f)    Nothing in any Finance Document obliges the Facility Agent to disclose any information relating to any Transaction Party or other person if the disclosure would constitute a breach of any law, duty of secrecy or duty of confidentiality.
16.12    Indemnity by Financiers
The Financiers severally indemnify the Facility Agent (to the extent not reimbursed by any Transaction Party) in their Pro Rata Shares against any Loss which the Facility Agent pays, suffers, incurs or is liable for in acting as Facility Agent, and must pay such amount within 2 Business Days after demand, except to the extent such Loss is attributable to the Facility Agent's fraud, wilful misconduct or gross negligence.
16.13    Independent appraisal by Financiers
Each Financier acknowledges that it has made and must continue to make, independently and without reliance on the Facility Agent or any other Financier, and based on the documents and information it considers appropriate, its own investigation into and appraisal of:
(a)    the affairs of each Transaction Party;
(b)    the accuracy and sufficiency of any information on which it has relied in connection with its entry into the Finance Documents; and
(c)    the legality, validity, effectiveness, enforceability and sufficiency of each Finance Document.
16.14    Resignation and removal of Facility Agent
(a)    The Facility Agent may, by at least 10 Business Days notice to Foxtel and the Financiers, resign at any time and the Majority Financiers may, by at least 10 Business Days notice to Foxtel and the Facility Agent, remove the Facility Agent from office. The resignation or removal of the Facility Agent takes effect on appointment of a successor Facility Agent in accordance with this clause 16.14.
(b)    When a notice of resignation or removal is given, the Majority Financiers (after consulting with Foxtel) may appoint a successor Facility Agent. If Foxtel does not agree to the successor Facility Agent nominated by the Majority Financiers, then the Financiers

DVAS 805415240v11 205151388 10.8.2023	page 36

Syndicated Facility Agreement
and Foxtel shall negotiate in good faith for a period of 10 Business Days and if there is still no agreement upon the expiry of that period, the decision of the Majority Financiers will prevail. If no successor Facility Agent is appointed within 20 Business Days, the Facility Agent may appoint a successor Facility Agent.
(c)    When a successor Facility Agent is appointed, and executes an undertaking to be bound as successor Facility Agent under the Finance Documents, the successor Facility Agent succeeds to and becomes vested with all the Powers and duties of the retiring Facility Agent, and the retiring Facility Agent is discharged from its duties and obligations under the Finance Documents.
(d)    After any retiring Facility Agent's resignation or removal, this Agreement continues in effect in respect of any actions which the Facility Agent took or omitted to take while acting as the Facility Agent.
(e)    The Facility Agent shall resign in accordance with paragraph (a) above (and, to the extent applicable), shall use reasonable endeavours to appoint a successor Facility Agent if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:
(i)    the Facility Agent fails to respond to a request under clause 11.2 and Foxtel or a Financier reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)    the information supplied by the Facility Agent pursuant to clause 11.2 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)    the Facility Agent notifies Foxtel and the Financiers that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) Foxtel or a Financier reasonably believes that a party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and Foxtel or that Financier, by notice to the Facility Agent, requires it to resign.
16.15    Institution of actions by Financiers
(a)    A Financier must not institute any legal proceedings against a Transaction Party to recover amounts owing to it under the Finance Documents, without giving the Facility Agent and each other Financier a reasonable opportunity to join in the proceedings or agree to share the costs of the proceedings.
(b)    If a Financier does not join in an action against a Transaction Party or does not agree to share in the costs of the action (having been given a reasonable opportunity to do so by the Financier bringing the action), it is not entitled to share in any amount recovered by the action until all the Financiers who did join in the action or agree to share the costs of the action have received in full all money payable to them under the Finance Documents.

DVAS 805415240v11 205151388 10.8.2023	page 37

Syndicated Facility Agreement
16.16    Identity of Financiers
The Facility Agent may treat each Financier as the absolute legal and beneficial holder of its rights under the Finance Documents for all purposes, despite any notice to the contrary, unless otherwise required by law.
16.17    Address for notices to the Facility Agent
The Facility Agent's address, fax number and email address is those set out below, or as the Facility Agent notifies the sender:
Address:    Level 21, Darling Park Tower 1, 201 Sussex Street, Sydney NSW 2000
Email address:    agencygroup@cba.com.au
Attention:    Losh Pather
16.18    Disenfranchisement for certain Debt Purchase Transactions
(a)    For so long as any Borrower Affiliate beneficially owns a Commitment or is a party to a Debt Purchase Transaction:
(i)    any Principal Outstanding in respect of that Commitment or Debt Purchase Transaction is taken to be zero for the purpose of determining who are the Majority Financiers for any approval, consent, waiver, amendment or other matter requiring a vote, instruction or direction by Financiers under the Finance Documents; and
(ii)    that Borrower Affiliate and any other person with whom it has entered into a Debt Purchase Transaction will be taken not to be a Financier for the purposes of instructing the Facility Agent (unless, in the case of that other person, it is a Financier in respect of another Commitment).
(b)    Each Financier must promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate, together with the amount of Commitment to which the Debt Purchase Transaction relates.
(c)    Each Financier that is a Borrower Affiliate agrees that (unless the Facility Agent otherwise agrees):
(i)    it is not entitled to receive the agenda or any minutes of, nor to attend or participate in, any meeting or conference call to which all Financiers or the Majority Financiers are invited to attend or participate in; and
(ii)    it is not entitled to receive any report or other document prepared at the request of, or on the instructions of, the Facility Agent or one or more of the Financiers.
(d)    In this clause:
(i)    Borrower Affiliate means:
(A)    a Transaction Party and each member of the NXEA Consolidated Group;

DVAS 805415240v11 205151388 10.8.2023	page 38

Syndicated Facility Agreement
(B)    a Related Body Corporate of any person described in paragraph (A) above;
(C)    any entity, or the trustee of any trust or fund, which is managed or controlled by any person described in paragraph (A) or (B) above; and
(D)    any partnership of which any person described in paragraph (A) or (B) above is a partner.
(ii)    Debt Purchase Transaction means, in relation to a person, a transaction where that person:
(A)    purchases by way of assignment or transfer; or
(B)    enters into any sub-participation (or any agreement or arrangement having an economic substantially similar effect as a sub-participation) in respect of, any Commitment or Principal Outstanding.
17    Facility Agent Dealings
Except where expressly provided otherwise:
(a)    all correspondence under or in relation to the Finance Documents between a Financier on the one hand, and a Transaction Party on the other, will be addressed to the Facility Agent; and
(b)    the Financiers and the Transaction Parties severally agree to deal with and through the Facility Agent in accordance with this Agreement.
18    Control Accounts
The accounts kept by the Facility Agent constitute sufficient evidence, unless proven wrong, of the amount at any time due from any Borrower under this Agreement.
19    Proportionate Sharing
19.1    Sharing
(a)    Whenever a Financier (Financier A) receives or recovers any money in respect of any sum due from a Borrower under this Agreement in any way (including by set-off) except through distribution by the Facility Agent under this Agreement:
(i)    Financier A will promptly notify the Facility Agent and pay an amount equal to the amount of that money to the Facility Agent (unless the Facility Agent directs otherwise); and
(ii)    the Facility Agent will deal with the amount as if it were a payment by that Borrower on account of all sums then payable to the Financiers.
(b)    Unless paragraph (c) applies:

DVAS 805415240v11 205151388 10.8.2023	page 39

Syndicated Facility Agreement
(i)    the payment or recovery will be taken to have been a payment for the account of the Facility Agent and not to Financier A for its own account, and the liability of that Borrower to Financier A will only be reduced to the extent of any distribution received by Financier A under paragraph (a)(ii); and
(ii)    (without limiting sub-paragraph (i)) each Borrower shall indemnify Financier A against a payment under paragraph (a)(i) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.
(c)    Where:
(i)    the money referred to in paragraph (a) was received or recovered otherwise than by payment (for example, set-off); and
(ii)    that Borrower, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Facility Agent, or becomes insolvent as a result of the receipt, or recovery or the payment, then the following will apply so that the Financiers have the same rights and obligations as if the money had been paid by that Borrower to the Facility Agent for the account of the Financiers and distributed accordingly:
(iii)    each other Financier will assign to Financier A an amount of the debt owed by that Borrower to that Financier under the Finance Documents equal to the amount received by that Financier under paragraph (a);
(iv)    Financier A will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and
(v)    that assignment will take effect automatically on payment of the distributed amount by the Facility Agent to the other Financier.
(d)    If Financier A is required to disgorge or unwind all or part of the relevant recovery or payment then the other Financiers shall repay to the Facility Agent for the account of Financier A the amount necessary to ensure that all the Financiers share rateably in the amount of the recoveries or payments retained. Paragraphs (b) and (c) above apply only to the retained amount.
19.2    Arrangements with unrelated parties
This clause does not apply to receipts and recoveries by a Financier under arrangements (including credit derivatives and sub-participations) entered into by the Financier in good faith with parties unrelated to the Transaction Parties to cover some or all of its risk.
19.3    Unanticipated default
(a)    The Facility Agent may assume that a party (the Payer) due to make a payment for the account of another party (the Recipient) makes that payment when due unless the Payer notifies the Facility Agent at least one Business Day before the due date that the Payer will not be making the payment.

DVAS 805415240v11 205151388 10.8.2023	page 40

Syndicated Facility Agreement
(b)    In reliance on that assumption, the Facility Agent may make available to the Recipient on the due date an amount equal to the assumed payment.
(c)    If the Payer does not in fact make the assumed payment, the Recipient shall repay the Facility Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer's liability will be to the Facility Agent in the Facility Agent's own right.
(d)    If the Payer is a Transaction Party any interest on the amount of the assumed payment accruing before recovery will belong to the Facility Agent. If the Payer is a Financier that Financier shall pay interest on the amount of the assumed payment at the rate determined by the Facility Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Financier.
20    Public Offer
20.1    MLABs' representations, warranties and undertakings
Each MLAB severally undertakes, represents and warrants to the Initial Borrower that:
(a)    on behalf of the Initial Borrower, for the purposes of section 128F(3A)(c) of the Tax Act the MLABs have made invitations to become a "Financier" under this Agreement in the form agreed with the Initial Borrower to at least ten parties ("Offerees"), each of whom, as at the date the relevant invitation was made, its relevant officers involved in the transaction on a day to day basis reasonably believed carried on the business of providing finance or investing or dealing in securities in the course of operating in financial markets for the purposes of section 128F(3A)(a)(i) of the Tax Act and each of whom has been disclosed to the Initial Borrower;
(b)    at least 10 of the parties to whom it has made invitations referred to in paragraph (a) were not, as at the date the invitations were made, to the knowledge of its relevant officers involved in the transaction, Associates of any of the others of those 10 Offerees; and
(c)    it has not made offers or invitations referred to in paragraph (a) to parties whom its relevant officers involved in the transaction on a day to day basis were aware (at the time of issue) were Offshore Associates of the Initial Borrower.
20.2    Initial Borrower's confirmation
The Initial Borrower confirms that none of the potential offerees whose names were disclosed to it by the MLABs before the date of this Agreement were known or suspected by it to be an Offshore Associate of the Initial Borrower or an Associate of any other such offeree.
20.3    Financiers' representations and warranties
Each Financier which became a Financier under this Agreement as a result of accepting an invitation under clause 20.1 (MLABs' representations, warranties and undertakings) represents and warrants to the Initial Borrower that at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

DVAS 805415240v11 205151388 10.8.2023	page 41

Syndicated Facility Agreement
20.4    Information
Each of the MLABs and each Financier will provide to a Borrower when reasonably requested by a Borrower any factual information in its possession or which it is reasonably able to provide to assist any Borrower to demonstrate (based upon tax advice received by a Borrower) that:
(a)    the "public offer" test under Section 128F of the Tax Act has been satisfied in relation to this Agreement; and
(b)    payments of interest under the Facility are exempt from Australian Withholding Tax under that section of the Tax Act, where to do so will not in the MLAB's or the Financier's reasonable opinion breach any law or regulation or any duty of confidence.
20.5    Co-operation if Section 128F requirements not satisfied
If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Funding Portions (except to an Offshore Associate of a Borrower), then on request by the Facility Agent, the MLABs or a Borrower, each party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:
(a)    where a Finance Party breached clause 20.1 (MLABs' representations, warranties and undertakings) or clause 20.3 (Financiers' representations and warranties), at the cost of that Finance Party; or
(b)    in all other cases, at the cost of the Borrowers.
21    Contractual Recognition of Bail-In
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and
(b)    a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
For the purposes of this clause 21:
Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

DVAS 805415240v11 205151388 10.8.2023	page 42

Syndicated Facility Agreement
Bail-In Action means the exercise of any Write-down and Conversion Powers.
Bail-In Legislation means:
(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and
(b)    in relation to the United Kingdom, the UK Bail-In Legislation.
EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.
EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.
UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
Write-down and Conversion Powers means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and
(b)    in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.
22    Recognition of Hong Kong Stay Powers
(a)    Notwithstanding anything to the contrary in this Agreement or any other Finance Document or any other agreement, arrangement or understanding between the parties relating to this Agreement, each of the parties (other than any Excluded Counterparties) expressly agrees to be bound by any suspension of any termination right in relation to this Agreement imposed by the Resolution Authority in accordance with section 90(2) of the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong, to the same extent as if this Agreement was governed by the laws of Hong Kong.
(b)    For the purpose of this clause 22:

DVAS 805415240v11 205151388 10.8.2023	page 43

Syndicated Facility Agreement
Excluded Counterparty means any party which is (a) a financial market infrastructure; (b) the Hong Kong Monetary Authority; (c) the Government of the Hong Kong Special Administrative Region; (d) the government of a jurisdiction other than Hong Kong; or (e) the central bank of a jurisdiction other than Hong Kong.
Resolution Authority means the resolution authority in Hong Kong in relation to a banking sector entity from time to time, which is currently the Hong Kong Monetary Authority.
23    Privacy
(a)    If a Transaction Party provides a Financier with personal information about an individual, or directs an individual to provide their personal information to a Financier, then that Transaction Party must show the relevant individual a copy of the Financier's Privacy Statement so that the relevant individual may understand the manner in which their information may be used or disclosed by the relevant Financier.
(b)    Failure by a Transaction Party to comply with paragraph (a) does not and will not, by itself, constitute an Event of Default.
24    Governing Law and Jurisdiction
(a)    This Agreement is governed by the laws of New South Wales.
(b)    Each Borrower irrevocably and unconditionally submits to the non exclusive jurisdiction of the courts of New South Wales.
(c)    Each Borrower irrevocably and unconditionally waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum or those courts not having jurisdiction.
(d)    Each Borrower irrevocably waives any immunity in respect of its obligations under this Agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment prior to judgment, attachment in aid of execution or execution.
(e)    A Finance Party may take proceedings in connection with the Finance Documents in any other court with jurisdiction or concurrent proceedings in any number of jurisdictions.
25    Counterparts
This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.
26    Changes in respect of Published Rates
(a)    If a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Funding Portion, any amendment or waiver which relates to:
(i)    providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

DVAS 805415240v11 205151388 10.8.2023	page 44

Syndicated Facility Agreement
(ii)    (A)    aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)    enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(C)    implementing market conventions applicable to that Replacement Reference Rate;
(D)    providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Financiers) and Foxtel.
(b)    An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:
(i)    relates to the use of the RFR for US$ on a compounded basis in the international or any relevant domestic syndicated loan markets; and
(ii)    is issued on or after the date of this Agreement,
may be made with the consent of the Facility Agent (acting on the instructions of the Majority Financiers) and Foxtel.
(c)    In this clause 26:
(i)    Published Rate means:
(A)    the Screen Rate;
(B)    Overnight SOFR;
(C)    Term SOFR for any Quoted Tenor; or
(D)    an RFR.
(ii)    Published Rate Replacement Event means, in relation to a Published Rate:
(A)    the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Financiers and Foxtel, materially changed;

DVAS 805415240v11 205151388 10.8.2023	page 45

Syndicated Facility Agreement
(B)    (1)
(I)    the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(II)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;
(2)    the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(3)    the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(4)    the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;
(C)    the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(1)    the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Financiers and Foxtel) temporary; or
(2)    that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one month.
For the avoidance of doubt, any calculation method under the official methodology or conventions for BBSY Bid that the relevant administrator frequently uses to determine BBSY Bid as at the date of this Agreement shall not be regarded as a contingency or fallback policy or arrangement under this paragraph (C); or
(D)    in the opinion of the Majority Financiers and Foxtel, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

DVAS 805415240v11 205151388 10.8.2023	page 46

Syndicated Facility Agreement
(iii)    Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
(iv)    Replacement Reference Rate means a reference rate which is:
(A)    formally designated, nominated or recommended as the replacement for a Published Rate by:
(1)    the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by the Published Rate); or
(2)    any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Reference Rate will be the replacement under paragraph (2) above;
(B)    in the opinion of the Majority Financiers and Foxtel, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(C)    in the opinion of the Majority Financiers and Foxtel, an appropriate successor to a Published Rate.

DVAS 805415240v11 205151388 10.8.2023	page 47

Syndicated Facility Agreement
Schedule 1
Initial Borrower

Name	ABN/ACN/ARBN	Address and Notice details
Foxtel Management Pty Limited (in its own capacity)	65 068 671 938	Address:	5 Thomas Holt Drive, North Ryde NSW 2113
		Attention:	Director – Treasury
		Email:	foxtelfinance@foxtel.com.au

DVAS 805415240v11 205151388 10.8.2023	page 48

Syndicated Facility Agreement
Schedule 2
Part 1 – Mandated Lead Arranger and Bookrunners ("MLABs")

Name	ABN/ACN/ARBN	Address and Notice details
Australia and New Zealand Banking Group Limited	11 005 357 522	Address:	Level 19, 242 Pitt Street Sydney NSW 2000
		Attention:	Paul Brickell
		Email:	Paul.Brickell@anz.com.au
Commonwealth Bank of Australia	48 123 123 124	Address:	Level 21, 201 Sussex Street Sydney NSW 2000
		Attention:	Tim Bates
		Email:	batesti@cba.com.au
The Hongkong and Shanghai Banking Corporation Limited, Sydney Branch	65 117 925 970	Address:	Level 36, Tower 1 – International Towers Sydney, 100 Barangaroo Avenue, Sydney NSW 2000
		Attention:	Michael Rossiter
		Email:	michaelrossiter@hsbc.com.au
National Australia Bank Limited	12 004 044 937	Address:	Level 6, 2 Carrington Street Sydney NSW 2000
		Attention:	Andrew Ting
		Email:	Andrew.Ting@nab.com.au
Westpac Banking Corporation	33 007 457 141	Address:	Level 2, Westpac Place, 275 Kent Street Sydney NSW 2000
		Attention:	Chris Fiorini
		Email:	Christopher.Fiorini@westpac.com.au

DVAS 805415240v11 205151388 10.8.2023	page 49

Syndicated Facility Agreement
Part 2 – MLABs, Mandated Lead Arrangers, Lead Arrangers, Arrangers and Initial Financiers and Commitments

Name and address	ABN/ACN/ARBN	Tranche 1 Commitment (A$)	Tranche 2 Commitment (US$)	Tranche 3 Commitment (A$)	Title
Australia and New Zealand Banking Group Limited Level 19, 242 Pitt Street, Sydney NSW 2000	11 005 357 522	A$90,000,000	US$0	A$27,500,000	Mandated Lead Arranger and Bookrunner and Initial Financier
Commonwealth Bank of Australia Level 22, 201 Sussex Street, Sydney NSW 2000	48 123 123 124	A$92,000,000	US$0	A$30,500,000	Mandated Lead Arranger and Bookrunner and Initial Financier
National Australia Bank Limited Level 6, 2 Carrington Street, Sydney NSW 2000	12 004 044 937	A$90,000,000	US$0	A$27,500,000	Mandated Lead Arranger and Bookrunner and Initial Financier
The Hongkong and Shanghai Banking Corporation Limited, Sydney Branch Level 36, Tower 1 – International Towers Sydney, 100 Barangaroo Avenue, Sydney NSW 2000	65 117 925 970	A$75,000,000	US$0	A$25,000,000	Mandated Lead Arranger and Bookrunner and Initial Financier
Westpac Banking Corporation Level 2, Westpac Place, 275 Kent Street, Sydney NSW 2000	33 007 457 141	A$90,000,000	US$0	A$27,500,000	Mandated Lead Arranger and Bookrunner and Initial Financier
Goldman Sachs Mortgage Company 200 West Street, New York NY 10282, USA		A$36,000,000	US$9,500,000	A$20,000,000	Mandated Lead Arranger and Initial Financier
ING Bank (Australia) Limited Level 28, 60 Margaret Street, NSW Australia 2000	24 000 893 292	A$75,000,000	US$0	A$25,000,000	Mandated Lead Arranger and Initial Financier

DVAS 805415240v11 205151388 10.8.2023	page 50

Syndicated Facility Agreement

Name and address	ABN/ACN/ARBN	Tranche 1 Commitment (A$)	Tranche 2 Commitment (US$)	Tranche 3 Commitment (A$)	Title
Bank of America N.A., Australian Branch Level 34, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000	51 064 874 531	A$60,000,000	US$0	A$0	Lead Arranger and Initial Financier
Intesa Sanpaolo S.p.A., Sydney Branch Level 62, MLC Centre, 25 Martin Place, Sydney NSW 2000	46 156 153 829	A$47,000,000.00	US$3,200,000	A$17,500,000	Lead Arranger and Initial Financier
Bank of Queensland Limited Level 6, 100 Skyring Terrace, Newstead QLD 4006	32 009 656 740	A$25,000,000	US$0	A$25,000,000	Lead Arranger and Initial Financier
Citibank, N.A., Sydney Branch 2 Park Street, Sydney, NSW, 2000	34 072 814 058	A$25,000,000	US$0	A$0	Arranger and Initial Financier
Morgan Stanley Senior Funding, Inc. 1585 Broadway New York, NY 10036		A$40,000,000	US$0	A$0	Arranger and Initial Financier
State Bank of India, Sydney Branch Suite 2, Level 31, 264 George Street, Australia Square, Sydney NSW 2000	082 610 008	A$0	US$0	A$37,000,000	Arranger and Initial Financier
The Bank of East Asia, Limited, Singapore Branch 60 Robinson Road, BEA Building, Singapore 068892		A$0	US$10,000,000	A$13,500,000	Arranger and Initial Financier
Bank of Baroda, Sydney Branch Suite 701-702, Level 7, 265 Castlereagh Street, Sydney, NSW 2000	48 125 314 249	A$0	US$0	A$25,000,000	Arranger and Initial Financier

DVAS 805415240v11 205151388 10.8.2023	page 51

Syndicated Facility Agreement

Name and address	ABN/ACN/ARBN	Tranche 1 Commitment (A$)	Tranche 2 Commitment (US$)	Tranche 3 Commitment (A$)	Title
Bank SinoPac Co., Ltd No. 36, Sec. 3, Nanjin E. Rd., Zhongshan Dist., Taipei, Taiwan, R.O.C		A$0	US$10,000,000	A$10,000,000	Arranger and Initial Financier
JPMorgan Chase Bank, N.A., Sydney Branch Level 18, 85 Castlereagh Street, Sydney, NSW 2000	074 112 011	A$25,000,000	US$0	A$0	Arranger and Initial Financier
Societe Generale, Sydney Branch Level 25 / 1 Bligh St Sydney, NSW 2000	71 092 516 286	A$25,000,000	US$0	A$0	Arranger and Initial Financier
Siemens Bank GmbH Singapore Branch 60 MacPherson Road, The Siemens Center, Singapore 348615		A$0	US$16,000,000	A$0	Initial Financier
Deutsche Bank AG, Sydney Branch Level 16, 126 Philip St Sydney, NSW, 2000	13 064 165 162	A$22,500,000	US$0	A$0	Initial Financier
TOTAL (A$ or USD)		A$817,500,000	US$48,700,000	A$311,000,000

DVAS 805415240v11 205151388 10.8.2023	page 52

Syndicated Facility Agreement
Schedule 3
Initial conditions precedent
1    Verification Certificate
A certificate in relation to the Initial Borrower given by an officer of the Initial Borrower, substantially in the form of Annexure D.
2    Finance Documents
(a)    An original of this Agreement duly executed by the Initial Borrower.
(b)    A Finance Party Nomination Letter duly executed by Foxtel nominating the Facility Agent a Financier Representative, each Financier a Financier and this Agreement a Finance Document for the purposes of the Common Terms Deed Poll.
(c)    A copy of the Deed of Amendment (CTDP) duly executed by the Initial Borrower and the Guarantors.
(d)    A copy of the Amendment Deed (Subordination Deed Poll) duly executed by the parties to it.
(e)    A Senior Debt Nomination Letter (as that term is defined in the Subordination Deed Poll dated 15 November 2019 between, among others, News Pty Limited and NXEA) duly executed by Foxtel nominating each Financier a Senior Lender, the Facility Agent a Senior Lender Representative, the Facility a Senior Debt Document and each Financier's Commitment as Senior Commitments for the purposes of the Subordination Deed Poll.
3    Consents
Consents from the relevant Finance Parties and each Senior Lender Representative (as defined in a Subordination Deed) to the:
(a)    Deed of Amendment (CTDP);
(b)    Amendment Deed (Subordination Deed Poll); and
(c)    cancellation of the Working Capital Facility Agreement dated 24 July 2019 between FS (Australia) I Pty Limited and the Foxtel Agent and termination of the Working Capital Subordination Deed Poll dated 15 November 2019 between FS (Australia) I Pty Limited and the Foxtel Agent, other than the Senior Lender Representatives in relation to:
(d)    the $250,000,000 Term Syndicated Facility Agreement dated 15 November 2019 between, among others, Foxtel and Commonwealth Bank of Australia (as Facility Agent); and
(e)    the remaining US$150,000,000 tranche under the USPP Note and Guarantee Agreement dated 25 July 2012 between, among others, Foxtel, Sky Cable Pty Limited and Foxtel Media Pty Limited.

DVAS 805415240v11 205151388 10.8.2023	page 53

Syndicated Facility Agreement
4    Existing $610m SFA
Evidence (including the form of prepayment and cancellation notice) that on or before Financial Close all amounts outstanding under the $610,000,000 Syndicated Facility Agreement dated 14 November 2019 between, among others, the Initial Borrower and Commonwealth Bank of Australia (as Facility Agent) have been (or will be) repaid in full and all commitments under that document cancelled.
5    KYC
Completion of the Finance Parties' "Know Your Customer" checks in respect of the Initial Borrower and the Guarantors and their authorised representatives, and any other person for whom the Finance Parties reasonably believe that an applicable customer identification procedure must be conducted in connection with the Finance Documents and the transactions contemplated by those documents.
6    Legal Opinion
An opinion of Allens, Australian legal advisers to the Initial Borrower addressed to the Finance Parties in relation to the Finance Documents referred to in paragraph 2 (Finance Documents) of this Schedule.
7    Fees
Payment of all fees due and payable under the Finance Documents.
8    Searches
ASIC searches in respect of the Initial Borrower and the Guarantors.
9    Effective Date
Evidence that the Effective Date has occurred or will occur on or before the first Funding Date.

DVAS 805415240v11 205151388 10.8.2023	page 54

Syndicated Facility Agreement
Schedule 4 Reference Rate Terms
US dollars – Term Rate Loans

CURRENCY:	US dollars – Term Rate Loans
Rate Switch Currency	Term not used in this Agreement.
Choice of Term Fallback Option
Compounded Reference Rate will apply as a fallback.
Cost of funds as a fallback
Cost of funds will apply as a fallback.
Definitions
Additional Business Days:
Any day other than:
(a)    a Saturday or a Sunday;
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities; and
(c)    a day on which banks are closed for general business in New York.

Alternative Term Rate:	Term not used in this Agreement.
Alternative Term Rate Adjustment:	Term not used in this Agreement.
Break Costs:	In accordance with definition in clause 1.1.
Business Day Conventions (definition of "Month" and Clause 7.6 (Non-Business Days)):
(a)    If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:
(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

DVAS 805415240v11 205151388 10.8.2023	page 55

Syndicated Facility Agreement

(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	Not applicable
Central Bank Rate Adjustment:	None specified.
Credit Adjustment Spread:
The Credit Adjustment Spread for each available Interest Period denominated in US Dollars shall be as set out below:

(a)    The Credit Adjustment Spread is fixed and shall apply for the term of the Facility.

(b)    The Credit Adjustment Spread applicable on each day of a relevant Interest Period shall be that which applies from the commencement of that Interest Period, and shall not be affected by any intra-period prepayment (or other intra-period occurrence, including the delivery of a selection notice or changes to the Interest Period).

Margin:	In accordance with clause 7.5.
Market Disruption Rate:	Not applicable
Overnight Rate:	Overnight SOFR as defined in clause 1.1.

DVAS 805415240v11 205151388 10.8.2023	page 56

Syndicated Facility Agreement

Overnight Reference Day:	Term not used in this Agreement.
Primary Term Rate:	Term not used in this Agreement.
Quotation Day:	Two Additional Business Days before the first day of the relevant Interest Period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
Quotation Time:	The Quotation Day prior to 5:00 p.m.(New York time).
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	Term not used in this Agreement.

DVAS 805415240v11 205151388 10.8.2023	page 57

Syndicated Facility Agreement

US dollars - Compounded Rate Loans

CURRENCY AND CATEGORY OF LOAN:	US dollars – Compounded Rate Loans.
Cost of funds as a fallback
Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Break Costs:	None specified
Business Day Conventions (definition of "Month" and Clause 7.6 (Non-Business Days)):
(a)    If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:
(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:
(a)    The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)    if that target is not a single figure, the arithmetic mean of:
(i)    the upper bound of the short-term interest rate target range set by the US Federal

DVAS 805415240v11 205151388 10.8.2023	page 58

Syndicated Facility Agreement

Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii) the lower bound of that target range.
Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR and Central Bank Rate was available, excluding the days with the highest (and, if there is more than one highest spread, only one of those highest spreads) and lowest spreads (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate.
Central Bank Rate Spread means the difference between the RFR and Central Bank Rate prevailing at the close of business on the relevant day.

Credit Adjustment Spread:	The Credit Adjustment Spread applicable to Term Rate Loans in US$.
Daily Rate:	The "Daily Rate" for any RFR Banking Day is:

(a)    the RFR for that RFR Banking Day; or
(b)    if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i)    the Central Bank Rate for that RFR Banking Day; and
(ii)    the applicable Central Bank Rate Adjustment; or
(c)    if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i)    the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and
(ii)    the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

DVAS 805415240v11 205151388 10.8.2023	page 59

Syndicated Facility Agreement

Lookback Period:	Five RFR Banking Days .
Margin:	In accordance with clause 7.5.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Funding Portion; and (b) the applicable Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	Term not used in this Agreement.
RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
RFR Banking Day:
Any day other than:
(a)    a Saturday or Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

DVAS 805415240v11 205151388 10.8.2023	page 60

Syndicated Facility Agreement
Schedule 5 Daily Non-Cumulative Compounded RFR Rate
The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable) for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";
UCCDRi-1 means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
ni means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and
the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose)
where:
ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;
dcc has the meaning given to that term above; and
the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places) calculated as set out below:
where:
d0 means the number of RFR Banking Days in the Cumulation Period ;
Cumulation Period has the meaning given to that term above;

DVAS 805415240v11 205151388 10.8.2023	page 61

Syndicated Facility Agreement
i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
DailyRatei-LP means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";
ni means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;
dcc has the meaning given to that term above; and
tni has the meaning given to that term above.

DVAS 805415240v11 205151388 10.8.2023	page 62

Syndicated Facility Agreement
Schedule 6 Cumulative Compounded RFR Rate
The Cumulative Compounded RFR Rate for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:
where
d0 means the number of RFR Banking Days during the Interest Period;
i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;
DailyRatei-LP means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";
ni means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and
d means the number of calendar days during that Interest Period.

DVAS 805415240v11 205151388 10.8.2023	page 63

Syndicated Facility Agreement
Executed as an agreement.
Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.
INITIAL BORROWER

Executed in accordance with section 127 of the Corporations Act 2001 (Cth) by Foxtel Management Pty Limited:
/s/ Patrick Delany	/s/ Lynette Ireland
Director Signature	~~Director~~ / Secretary Signature
Patrick Delany	Lynette Ireland
Print Name	Print Name

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
MLABS

Signed by Shiv Sagar as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated 10 August 2020 in the presence of:
/s/ Karen Brailey	/s/ Shiv Sagar
Witness Signature	Attorney Signature
Karen Brailey	Shiv Sagar
Print Name	Print Name

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed for and on behalf of Commonwealth Bank of Australia by

  Tim Bates
its attorney under power of attorney dated 24 June 2013 who declares that he or she is

 Executive Director
of Commonwealth Bank of Australia in the presence of:

/s/ Kieran Holden	/s/ Tim Bates
Witness Signature	Attorney Signature
Kieran Holden
Print Name
The witness named above observed the signatory sign this document in real time.
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by _______________________________ as attorney for THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SYDNEY BRANCH under power of attorney dated 12 December 2022 in the presence of:
/s/ Talaesin Hayes	/s/ Michael Rossiter
Witness Signature	Attorney Signature
Talaesin Hayes	Michael Rossiter
Print Name	Print Name
/s/ Talaesin Hayes	/s/ Anthony Yap
Witness Signature	Attorney Signature
Talaesin Hayes	Anthony Yap
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by Nicole Wilson as attorney for National Australia Bank Limited under power of attorney dated 1 March 2007 in the presence of:
/s/ Yi Keat Wong	/s/ Nicole Wilson
Witness Signature	Attorney Signature

Yi Keat Wong	Nicole Wilson
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by Stuart Akhurst as attorney for Westpac Banking Corporation under power of attorney dated 17 January 2001 in the presence of:
/s/ Michael Armstrong	/s/ Stuart Akhurst
Witness Signature	Attorney Signature
Michael Armstrong	Stuart Akhurst
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
INITIAL FINANCIERS

Signed by Shiv Sagar as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated 10 August 2020 in the presence of:
/s/ Karen Brailey	/s/ Shiv Sagar
Witness Signature	Attorney Signature
Karen Brailey	Shiv Sagar
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed for and on behalf of Commonwealth Bank of Australia by

  Tim Bates
its attorney under power of attorney dated 24 June 2013 who declares that he or she is

  Executive Director
of Commonwealth Bank of Australia in the presence of:

/s/ Kieran Holden	/s/ Tim Bates
Witness Signature	Attorney Signature
Kieran Holden
Print Name
The witness named above observed the signatory sign this document in real time.
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by as attorney for THE HONGKONG AND SHANGHAI BANKING CORPROATION LIMITED, SYDNEY BRANCH under power of attorney dated 12 December 2022 in the presence of:
/s/ Talaesin Hayes	/s/ Michael Rossiter
Witness Signature	Attorney Signature
Talaesin Hayes	Michael Rossiter
Print Name	Print Name
/s/ Talaesin Hayes	/s/ Anthony Yap
Witness Signature	Attorney Signature
Talaesin Hayes	Anthony Yap
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by Archit Goradia as attorney for National Australia Bank Limited under power of attorney dated 1 March 2007 in the presence of:
/s/ Yi Keat Wong	/s/ Archit Goradia
Witness Signature	Attorney Signature
Yi Keat Wong	Archit Goradia
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by Stuart Akhurst as attorney for Westpac Banking Corporation under power of attorney dated 17 January 2001:
/s/ Stuart Akhurst
Attorney Signature
Stuart Akhurst
Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

MANDATED LEAD ARRANGERS AND INITIAL FINANCIERS

Signed for GOLDMAN SACHS MORTGAGE COMPANY

/s/ Nathan McGlothlin
Name: Nathan McGlothlin Title: Authorized Signatory
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

SIGNED for and on behalf of ING BANK (AUSTRALIA) LIMITED (ABN 24 000 893 292) by its Attorneys
/s/ Andrew Hector	/s/ Stefan Ben
Signature of Attorney	Signature of Attorney
Andrew Hector	Stefan Ben
Name (printed)	Name (printed)
Head of Wholesale Banking Australia	Head of Infrastructure
Title	Title
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
LEAD ARRANGERS AND INITIAL FINANCIERS

SIGNED by as attorney for BANK OF AMERICA N.A., AUSTRALIAN BRANCH under Power of Attorney dated 29th May 2023 in the presence of:	) ) ) ) )
/s/ Melissa Kok Signature of witness	) ) ) ) ) ) )
 /s/ Jonathan Boyd
By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Jonathan Boyd
Managing Director
Bank of America, N.A.
Australian Branch

Melissa Kok Name of witness (please print)	) ) ) ) ) ) )

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

SIGNED for and on behalf of Intesa Sanpaolo S.p.A., Sydney Branch by its authorised signatories:
/s/ Craig Di Giulio	/s/ Arif Tan
Authorised Signatory	Authorised Signatory
Craig Di Giulio	Arif Tan
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

EXECUTED by Bank of Queensland	)
Limited ACN 009 656 740)
by its duly constituted Attorney under	)
Power of Attorney dated 9 March 2021)
in the presence of:	)
)
/s/ Howard Choi	))	/s/ Yasmin Siely
Signature of Witness	)	Signature of Attorney
)
Howard Choi	)	Yasmin Siely, Head of Syndicated Lending
Name of Witness	)	Name and title of Attorney

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

ARRANGERS AND INITIAL FINANCIERS

SIGNED for and on behalf of Citibank, N.A., Sydney Branch by its authorised signatories:
/s/ Alexander Allegos	/s/ Nishant Sethi
Authorised Signatory	Authorised Signatory
Alexander Allegos - Managing Director	Nishant Sethi - Director
Print Name	Print Name
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

MORGAN STANLEY SENIOR FUNDING, INC.

/s/ Michael King
By:
Name: Michael King
Title: Authorised Signatory

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

SIGNED for State Bank of India by its attorney under power of attorney dated 23.11.2021 in the presence of:
/s/ Pankaj Kumar	/s/ Ganesh Radhakrishnan
Witness signature	Attorney signature
PANKAJ KUMAR	MR. GANESH RADHAKRISHNAN
Name of witness (block letters)	Name of attorney (block letters)
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed, sealed and delivered by the attorney of The Bank of East Asia, Limited, Singapore Branch under the power of attorney who has no notice of revocation of that power of attorney in the presence of:
/s/ Koh Soh Cheng	/s/ Chin Pau Yen /s/ Lee Mei Ling, Linda
Signature of witness	Signature of attorney
Koh Soh Cheng	Chin Pau Yen / Lee Mei Ling, Linda
Name of witness (print)	Name of attorney (print)
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by as attorney for Bank of Baroda, Sydney ABN 48 125 314 249 under power of attorney dated 27.12.2022 in the presence of
FOR BANK OF BARODA
/s/ Shitesh Kumar
/s/ Pawan Mittal	CHIEF EXECUTIVE SYDNEY BRANCH
Signature of witness Name of witness: Pawan Mittal	Signature of attorney / authorised signatory Name of Attorney: Shitesh Kumar Designation:
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Bank SinoPac Co., Ltd

/s/ Alex Tsai
Signature of Authorised Officer:
Name of Authorised Officer: Alex Tsai
Title of Authorised Officer: Associate Executive Vice President

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Signed by Lauren Walbeck as attorney for JPMorgan Chase Bank, N.A., Sydney Branch under power of attorney:
/s/ Lauren Walbeck
Signature of attorney
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
Signed for and on behalf of
Societe Generale, Sydney Branch (ABN: 71 092 516 286) by its authorised signatories

/s/ Tom Lukic
Name of authorised signatory: Tom Lukic
Title of authorised signatory: Head of Corporate Coverage, AU

/s/ Campbell Webster
Name of authorised signatory: Campbell Webster
Title of authorised signatory: Director, Energy
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
INITIAL FINANCIERS

Siemens Bank GmbH Singapore Branch

/s/ Ranu Bhandari	/s/ Firdaus Ismani
Authorized Signatory	Authorized Signatory
Ranu Bhandari	Firdaus Ismani
Head of Risk,	Associate - Risk Management
Industry and Healthcare Finance	Siemens Bank GmbH Singapore Branch
Asia and Australia

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement

Yours sincerely,
Signed for Deutsche Bank AG, Sydney Branch (ABN 13 064 165 162) by:
/s/ Gemma Blake	/s/ David Barber
Signature of Attorney	Signature of Attorney
Gemma Blake	David Barber
Name of Attorney (print)	Name of Attorney (print)
[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
FACILITY AGENT

Signed for and on behalf of Commonwealth Bank of Australia by

 Loshitha Pather
its attorney under power of attorney dated 24 June 2013 who declares that he or she is

 Associate Director, Agency Origination
of Commonwealth Bank of Australia in the presence of:

/s/ Grace Li	/s/ Loshitha Pather
Witness Signature	Attorney Signature
Grace Li
Print Name
This document was witnessed over audio visual link in accordance with section 14G of the Electronic Transactions Act 2000 (NSW)

[Foxtel - Signature Page to the Syndicated Facility Agreement]

Syndicated Facility Agreement
Annexure A
Borrower Assumption Letter
TO:    Commonwealth Bank of Australia (as Facility Agent)
From:    [New Borrower]
Dated:    [*]
Dear Sirs
Re:    Syndicated facility agreement (Facility Agreement) dated on or about [*] 2023 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.
1.    We refer to the Facility Agreement. This is a Borrower Assumption Letter. Terms used in the Facility Agreement have the same meaning in this Borrower Assumption Letter unless given a different meaning in this Borrower Assumption Letter.
2.    [New Borrower] agrees to become a party to the Facility Agreement as a New Borrower and to by bound by the terms of the Facility Agreement as a Borrower.
3.    [New Borrower] acknowledges having received a copy of and approved the Facility Agreement together with all other documents and information it requires in connection with the Facility Agreement before signing this letter.
4.    This letter is governed by New South Wales law.
[If the New Borrower is signing under a Power of Attorney] [each attorney executing this letter states that he or she has no notice of revocation or suspension of his or her power of attorney.]
[Insert execution clause for New Borrower]

DVAS 805415240v11 205151388 10.8.2023	page 91

Syndicated Facility Agreement
Annexure B
Funding Notice
To:    Commonwealth Bank of Australia (Facility Agent)
We refer to the syndicated facility agreement (Facility Agreement) dated on or about [*] 2023 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.
Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.
Under clause 5.1 of the Facility Agreement:
(a)    We give you notice that we wish to draw on [insert Funding Date] (Funding Date).
(b)    The aggregate amount to be drawn is [A$[*]]/[US$[*]].
(c)    Particulars of each Funding Portion are as follows:

Tranche	Amount	Interest Period
[*]	A$[*] for Tranche 1 and Tranche 3 /US$[*] for Tranche 2	[*]
(d)    The proceeds of each Funding Portion are to be used in accordance with clause 3 of the Facility Agreement.
(e)    [Except as disclosed in paragraph (f)] each representation and warranty given under a Finance Document (other than the representation and warranty in clause 4.1(m) of the Common Terms Deed Poll) is true and correct in all material respects, and is not misleading in any material respect, as though they are made in respect of the facts and circumstances subsisting as at the date of this Funding Notice.
(f)    [Details of the exception to paragraph (e) are as follows: [*]]
(g)    We represent and warrant that no [Default]/[Event of Default] is continuing or will result from the provision of the Funding Portions referred to in this Funding Notice.
Date:

Signed for and on behalf of [insert name of Borrower] by

DVAS 805415240v11 205151388 10.8.2023	page 92

Syndicated Facility Agreement

Officer

Name (please print)

DVAS 805415240v11 205151388 10.8.2023	page 93

Syndicated Facility Agreement
Annexure C
Selection Notice applicable to Tranche 2 and Tranche 3
To:    Commonwealth Bank of Australia (Facility Agent)
We refer to the syndicated facility agreement (Facility Agreement) dated on or about [*] 2023 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.
Expressions defined in the Facility Agreement have the same meaning when used in this Selection Notice.
Under clause 5.6 of the Facility Agreement:
(a)    We refer to the following Funding Portion[s].

Tranche	Amount	Interest Period ending on
[2/3]	US$[*] for Tranche 2 A$[*] for Tranche 3	[*]
(b)    We request that the next Interest Period for the above Funding Portion[s] is [     ].
(c)    This Selection Notice is irrevocable.

Date:

Signed for and on behalf of [insert name of Borrower] by

Officer

Name (please print)

DVAS 805415240v11 205151388 10.8.2023	page 94

Syndicated Facility Agreement
Annexure D
Verification Certificate
Note: To be signed by an officer of the relevant company.
TO:    Commonwealth Bank of Australia (as Facility Agent)
Syndicated Facility for Foxtel Management Pty Limited
I am [a director/the company secretary] of [*] (the Company).
I refer to the syndicated facility agreement (Facility Agreement) dated on or about [*] 2023 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.
Definitions in the Facility Agreement apply in this Certificate.
Attached are true, up-to-date and complete copies of the following.
(a)    [A power of attorney under which the Company executed any Finance Document to which it is expressed to be a party relating to the above facility. That power of attorney has not been revoked by the Company and remains in full force and effect.]
(b)    Extracts of minutes of a meeting of the directors of the Company authorising execution of any Finance Document to which it is expressed to be a party relating to the above facility.
(c)    A certificate of incorporation and constituent documents for the Company, if they are not already held by the Facility Agent.
If any of the documents in paragraph (c) are already held by the Facility Agent, we confirm [they are complete and up-to-date|the attached amendments are all subsequent amendments to them].
Below are the specimen signatures of all those authorised to give drawdown and other notices for the Company (each an Officer):

Name	Position	Signature	Date of birth
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

By completing and signing an entry on the above list, each Officer acknowledges that:
•    each Financier may verify the identity of each Officer and carry out any "know your customer" check (or similar requirement) in respect of each Officer to each Financier's satisfaction; and
•    the Officer has read and agrees with each Privacy Statement, which describes the manner in which their personal information may be collected, used and disclosed by a Financier.
The Company is solvent.

DVAS 805415240v11 205151388 10.8.2023	page 95

Syndicated Facility Agreement

[Director]/[Company Secretary]

DVAS 805415240v11 205151388 10.8.2023	page 96

Syndicated Facility Agreement
Annexure E
Substitution Certificate
This Agreement is made on [                     ] between the following parties:
1.    [                     ]
ABN [                     ]
(Retiring Financier)
2.    [                     ]
ABN [                     ]
(Substitute Financier)
3.    Commonwealth Bank of Australia
ABN 48 123 123 124
(Facility Agent)
1    Interpretation
1.1    Incorporated definitions
A word or phrase defined in the Facility Agreement has the same meaning when used in this Agreement.
1.2    Definitions
In this Agreement:
Facility Agreement means the syndicated facility agreement (Facility Agreement) dated on or about [*] 2023 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.
Substituted Commitment means the Commitment of the Retiring Financier and the participation in the Principal Outstanding drawn under that Commitment in respect of the following Funding Portions:
Date            Interest Period        Amount of Participation        Tranche
[*]            [*]            [*]                [*]
amounting to a principal amount of A$[*] [and US$[*]].
Substitution Date means [*].
1.3    Interpretation
(a)    Clause 1 of the Facility Agreement applies to this Agreement as if set out in full in this Agreement.
(b)    A reference in this Agreement to 'identical' rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

DVAS 805415240v11 205151388 10.8.2023	page 97

Syndicated Facility Agreement
1.4    Capacity
The Facility Agent enters into this Agreement for itself and as agent for each of the parties to the Facility Agreement (other than the Retiring Financier).
2    Substitution
2.1    Effect of substitution
With effect on and from the Substitution Date:
(a)    no party to the Finance Documents has any further obligation to the Retiring Financier in relation to the Substituted Commitment;
(b)    the Retiring Financier is released from and has no further rights or obligations to a party to the Finance Documents in relation to the Substituted Commitment and any Finance Document to that extent;
(c)    the Facility Agent grants to the Substitute Financier rights which are identical to the rights which the Retiring Financier had in respect of the Substituted Commitment and any Finance Document to that extent; and
(d)    the Substitute Financier assumes obligations towards each of the parties to the Finance Documents which are identical to the obligations which the Retiring Financier was required to perform in respect of the Substituted Commitment before the acknowledgment set out in clause 2.1(b).
2.2    Substitute Financier a Financier
With effect on and from the Substitution Date:
(a)    the Substitute Financier is taken to be a party to the Finance Documents with a Commitment equal to the Substituted Commitment and the Facility Agreement is amended accordingly; and
(b)    a reference in the Common Terms Deed Poll and Facility Agreement to 'Financier' includes a reference to the Substitute Financier.
2.3    Preservation of accrued rights
The Retiring Financier and all other parties to the Finance Documents remain entitled to and bound by their respective rights and obligations in respect of the Substituted Commitment and any of their other rights and obligations under the Finance Documents which have accrued up to the Substitution Date.
3    Acknowledgments
3.1    Copies of documents
The Substitute Financier acknowledges that it has received a copy of the Common Terms Deed Poll and the Facility Agreement and all other information which it has requested in connection with those documents.

DVAS 805415240v11 205151388 10.8.2023	page 98

Syndicated Facility Agreement
3.2    Acknowledgment
The Substitute Financier acknowledges and agrees as specified in clause 16.13 of the Facility Agreement, which applies as if references to the Facility Agent included the Retiring Financier and references to any Finance Document included this Agreement.
4    Payments
4.1    Payments by Facility Agent
With effect on and from the Substitution Date, the Facility Agent must make all payments due under the Finance Documents in connection with the Substituted Commitment to the Substitute Financier, without having any further responsibility to the Retiring Financier in respect of the same.
4.2    As between Financiers
The Retiring Financier and the Substitute Financier must make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other rights or other amounts attributable to the Substituted Commitment which accrue before the Substitution Date.
5    Warranty
Each of the Retiring Financier and the Substitute Financier represent and warrant to the other parties that the requirements of clause 15 of the Facility Agreement have been complied with in relation to the Substituted Commitment.
6    Details of Substitute Financier
The Lending Office and its notice details for correspondence of the Substitute Financier is as follows:
Address:     [*];
Attention:     [*]; and
Facsimile:     [*].
7    General
Clause 15 (General) of the Common Terms Deed Poll applies to this Agreement as if it were set out in full in this Agreement.
8    Attorneys
Each of the attorneys executing this Agreement states that the attorney has no notice of revocation of that attorney's power of attorney.
Executed as an agreement
Retiring Financier:

DVAS 805415240v11 205151388 10.8.2023	page 99

Syndicated Facility Agreement

Signed for [*] by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Substitute Financier:

Signed for [*] by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Facility Agent:

Signed for Commonwealth Bank of Australia by its attorney in the presence of:

Witness Signature	Attorney Signature

DVAS 805415240v11 205151388 10.8.2023	page 100

Syndicated Facility Agreement

Print Name	Print Name

DVAS 805415240v11 205151388 10.8.2023	page 101